UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Constellation Energy Partners LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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JOHN R. COLLINS	Constellation Energy Partners LLC
Chairman of the Board	100 Constellation Way
Baltimore, Maryland 21202

Constellation Energy Partners LLC

100 Constellation Way

Baltimore, MD 21202

October 22, 2009

Dear Unitholder:

You are invited to attend our annual meeting of unitholders to be held on Tuesday, December 1, 2009, at 8:00 a.m. local time at 1801 Main Street, Suite 1300, Houston, Texas 77002. Enclosed is our 2008 Annual Report for your review.

At the annual meeting, common unitholders will be voting on the following business matters: the election of Class B managers, the approval of the 2009 Omnibus Incentive Compensation Plan, and the ratification of our independent registered public accounting firm for 2009. The Class A unitholders will be voting only on the second and third proposals. Please consider the issues presented and vote your common units as promptly as possible.

Your vote is important. Whether or not you plan to attend the annual meeting, please complete your proxy card and return it to us to ensure that your vote is counted. If you hold your units through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your units.

Thank you for your continued support of Constellation Energy Partners.

Sincerely,

John R. Collins

Chairman of the Board

Constellation Energy Partners LLC

100 Constellation Way

Baltimore, MD 21202

Notice of Annual Meeting of Unitholders

To the Owners of Common Units and Class A Units of Constellation Energy Partners LLC:

Our annual meeting of unitholders will be held on Tuesday, December 1, 2009 at 8:00 a.m. local time at 1801 Main Street, Suite 1300, Houston, Texas 77002 to:

1.	select Class B managers;

2.	consider and act upon the Constellation Energy Partners LLC 2009 Omnibus Incentive Compensation Plan;

3.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009; and

4.	transact any other business that properly comes before the meeting, or any adjournment thereof.

The board of managers recommends a vote “FOR” each of the Class B manager nominees, the 2009 Omnibus Incentive Compensation Plan, and ratification of the independent registered public accounting firm.

We discuss the above business matters in more detail in the attached Proxy Statement.

Only holders of record of our common units and Class A units at the close of business on October 12, 2009 will be entitled to vote.

Lisa J. Mellencamp

Secretary

October 22, 2009

Important Notice Regarding the Availability of Proxy Materials

for the Unitholder Meeting to Be Held on December 1, 2009:

The Proxy Statement and 2008 Annual Report are available at

www.constellationenergypartners.com/proxymaterials

Constellation Energy Partners LLC

Proxy Statement

QUESTIONS & ANSWERS ON VOTING PROCEDURES

Who is entitled to vote at the annual meeting, and how many votes do they have?

With respect to Proposals Nos. 1, 2 and 3, holders of record of our common, or Class B, units who owned common units as of the close of business on October 12, 2009 may vote at the meeting. Each common unit has one vote. There were 22,265,648 common units outstanding on that date, of which 22,260,036 are eligible to vote. With respect to Proposals Nos. 2 and 3, holders of record of our Class A units who owned Class A units as of the close of business on October 12, 2009 may vote at the meeting. Each Class A unit has one vote. There were 454,401 Class A units outstanding and eligible to vote on that date. The Class A units may not be voted in respect of Proposal No. 1.

When were the enclosed solicitation materials first given to unitholders?

The enclosed Annual Report and proxy card, together with the Notice of Annual Meeting and Proxy Statement, were first sent, or given, to unitholders on or about October 22, 2009.

What is a quorum of unitholders?

A quorum is the presence at the annual meeting in person or by proxy of a majority of each class of unitholders then outstanding and entitled to vote. Since there were 22,260,036 common units outstanding and eligible to vote on October 12, 2009, the presence of holders of 11,130,019 common units is a quorum with respect to the common units. Since there were 454,401 Class A units outstanding and eligible to vote on October 12, 2009, the presence of holders of 227,202 Class A units is a quorum with respect to the Class A units. We must have a quorum of both the common units and the Class A units to conduct the meeting.

How many votes does it take to pass each matter?

If a quorum of unitholders is present at the meeting, we need:

•	a plurality of all the votes cast to elect each Class B manager nominee;

•	a majority of all the votes cast to approve the 2009 Omnibus Incentive Compensation Plan; and

•	a majority of all the votes cast to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. “Broker non-votes” occur when a bank, broker or other holder of record holding units for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. For all matters, abstentions and broker non-votes will not have any effect on the result of the vote.

How do I vote?

You must be present, or represented by proxy, at the annual meeting in order to vote your units. Since many of our common unitholders are unable to attend the meeting in person, we send proxy cards to all of our common unitholders. If you plan on attending the annual meeting in person and need directions to the meeting site, please contact Investor Relations at (877) 847-0009.

If my units are held in “street name” by my broker, will my broker vote my units for me?

If your units are held in a brokerage account, you will receive a full meeting package including a voting instructions form to vote your units. Your brokerage firm may permit you to provide voting instructions by telephone or by the Internet. Brokerage firms have the authority under NYSE Arca rules to vote their clients’ unvoted units on certain routine matters. The matters covered by each of the Proposals No. 1 to elect manager nominees and No. 3 to ratify the appointment of our auditor are considered routine matters under the rules of the NYSE Arca. Therefore, if you do not vote on either such proposal, your brokerage firm may choose to vote for you or leave your units unvoted. Your brokerage firm is not permitted, however, to vote your units on Proposal No. 2 to approve the 2009 Omnibus Incentive Compensation Plan. Any abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. We urge you to respond to your brokerage firm so that your vote will be cast in accordance with your instructions.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. We solicit proxy cards that are used to instruct the proxy how to vote so that all common units may be voted at the annual meeting even if the holders do not attend the meeting.

How will my proxy vote my units?

If you properly sign and return your proxy card or voting instructions form, your units will be voted as you direct. If you sign and return your proxy card or voting instructions form, but do not specify how you want your units voted, they will be voted “FOR” the election of each Class B manager nominee, “FOR” the approval of the 2009 Omnibus Incentive Compensation Plan and “FOR” the ratification of the appointment of our independent registered public accounting firm. Also, you will give your proxies authority to vote, using their discretion, on any other business that properly comes before the meeting, including to adjourn the meeting.

How do I vote using my proxy card?

There are three steps.

1.	Vote on each of the matters as follows:

•	Proposal No. 1. The names of the Class B manager nominees are listed on your proxy card. Check the box “FOR” or “WITHHOLD” for each nominee;

•	Proposal No. 2. Check the box “FOR” or “AGAINST,” or “ABSTAIN” (to cast no vote); and

•	Proposal No. 3. Check the box “FOR” or “AGAINST,” or “ABSTAIN” (to cast no vote).

2.	Sign and date your proxy card. If you do not sign and date your proxy card, your votes cannot be counted.

3.	Mail your proxy card in the pre-addressed, postage-paid envelope.

Please check the box on your proxy card if you plan to attend the annual meeting.

Can I vote by proxy even if I plan to attend the annual meeting?

Yes. If you vote by proxy and decide to attend the annual meeting, you do not need to fill out a ballot at the meeting, unless you want to change your vote.

Why might I receive more than one proxy card? Should I vote on each proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own units indirectly through your broker. Your broker will send you a proxy card or voting instructions form for these units. You should vote on each proxy card or voting instructions form you receive and mail it to the address shown on the proxy card or form.

How do I change my vote or revoke my proxy?

You may change your vote at any time before the annual meeting by:

•	notifying Lisa J. Mellencamp, Secretary, in writing at Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002, that you are changing your vote or revoking your proxy; or

•	completing and sending in another proxy card or voting instructions form with a later date; or

•	attending the annual meeting and voting in person.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

Constellation Energy Partners LLC on behalf of the board of managers, through its managers, officers and employees, is soliciting proxies primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. We pay the cost of soliciting proxies.

MATTERS YOU ARE VOTING ON

Proposal No. 1: Election of Class B Managers

The board of managers consists of two Class A managers, who are elected by the Class A unitholder, and three Class B managers, who are elected by the common unitholders. Each of the three current Class B managers has been nominated by the board of managers for election as a Class B manager at the 2009 annual meeting to serve until the 2010 annual meeting of common unitholders or until their respective successors are elected and qualified. Each of the nominated Class B managers agrees to serve if elected. However, if for some reason one of them is unable to serve or for good cause will not serve, your proxies will vote for the election of another person nominated by the board of managers. Biographical information for each of the nominees and other information about them is presented beginning on page 5. The board of managers recommends a vote “FOR” each Class B manager nominee.

Proposal No. 2: Approval of the Constellation Energy Partners LLC 2009 Omnibus Incentive Compensation Plan

This proposal is to approve the terms of the Constellation Energy Partners LLC 2009 Omnibus Incentive Compensation Plan, which provides for awards of options to purchase our common units, awards of restricted common units, awards of common units, awards of notional units, awards of common unit appreciation rights, performance awards and other unit-based awards, including tandem distribution equivalent rights, to our managers, officers, employees and consultants. A copy of the 2009 Omnibus Incentive Compensation Plan is attached to this proxy statement as Exhibit A. See Proposal No. 2 on page 29. The board of managers recommends a vote “FOR” Proposal No. 2.

Proposal No. 3: Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2009

This proposal is to ratify our appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2009. See Proposal No. 3 on page 35. The board of managers recommends a vote “FOR” Proposal No.  3.

Other Business Matters

The board of managers is not aware of any other business for the annual meeting. However:

•	if any of the persons nominated to serve as Class B managers are unable to serve or for good cause will not serve and the board of managers designates a substitute nominee;

•

if any unitholders’ proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or

•	if any matters concerning the conduct of the meeting are presented for action,

then unitholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your common units using his or her discretion.

PROPOSAL NO. 1: ELECTION OF CLASS B MANAGERS

Vote Required; Recommendation of the Board of Managers

Class B managers are elected by a plurality of the votes cast by common unitholders, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE BOARD OF MANAGERS’ CLASS B MANAGER NOMINEES. IF NOT OTHERWISE SPECIFIED IN PROXY CARDS, THE PROXIES WILL VOTE UNITS “FOR” EACH OF THE BOARD OF MANAGERS’ NOMINEES.

Class B managers are elected each year at the Annual Meeting of Unitholders. All three of our current Class B members have been nominated to stand for re-election at the Annual Meeting. At the Annual Meeting, our common unitholders will consider and act upon a proposal to elect three Class B managers to our board of managers to serve until the 2010 Annual Meeting of Unitholders. We encourage our manager nominees to attend our annual meetings to provide an opportunity for unitholders to communicate directly with managers about issues affecting our company. We anticipate that all manager nominees will attend the Annual Meeting.

Information concerning the three Class B manager nominees is set forth below.

Class B Manager Nominees

Name	Age	Position with Our Company	Manager Since
Richard H. Bachmann	56	Independent Manager	2006
Richard S. Langdon	59	Independent Manager	2006
John N. Seitz	57	Independent Manager	2006

Richard H. Bachmann is a member of our board of managers and our audit, compensation and nominating and governance committees and is the chairman of our conflicts committee. Mr. Bachmann joined EPCO Inc., a privately held company, in 1999 as Executive Vice President, Chief Legal Officer and Secretary. Prior to joining EPCO Inc., Mr. Bachmann served as a partner in the law firms of Snell & Smith P.C. from 1993 to 1998 and Butler & Binion from 1988 to 1993. Mr. Bachmann currently serves as a director and as Executive Vice President, Chief Legal Officer and Secretary of various affiliates of EPCO Inc., including Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P., a publicly traded midstream energy holding company. Mr. Bachmann also serves as a director and as President and Chief Executive Officer of the general partner of Duncan Energy Partners L.P., a publicly traded midstream energy company and also an affiliate of EPCO Inc.

Richard S. Langdon is a member of our board of managers and our compensation, conflicts and nominating and governance committees and is the chairman of our audit committee. Mr. Langdon is also currently the President and Chief Executive Officer of Matris Exploration Company and Sigma Energy Ventures, LLC, each of which is a privately held exploration and production company. From 1997 until 2002, Mr. Langdon served as Executive Vice President and Chief Financial Officer of EEX Corporation, a publicly traded exploration and production company that merged with Newfield Exploration Company in 2002. Prior to that, he held various positions with the Pennzoil Companies from 1991 to 1996, including Executive Vice President—International Marketing—Pennzoil Products Company; Senior Vice President—Business Development—Pennzoil Company; and Senior Vice President—Commercial & Control—Pennzoil Exploration & Production Company. Mr. Langdon also serves as a director of Gasco Energy, Inc., a publicly traded exploration and production company.

John N. Seitz is a member of our board of managers and our audit and conflicts committees and is the chairman of our compensation and nominating and governance committees. Mr. Seitz is also currently Vice Chairman of the Board of Directors of Endeavour International Corporation, a publicly traded oil and gas exploration and production company which he founded in February 2004. Prior to founding Endeavour International Corporation, Mr. Seitz served as Chief Executive Officer, President and Chief Operating Officer of Anadarko Petroleum Corporation from January 2002 to March 2003, and prior to being named Chief Executive Officer, President and Chief Operating Officer, Mr. Seitz was the Chief Operating Officer and President of Anadarko Petroleum Corporation beginning in 1999. Mr. Seitz also served as Anadarko Petroleum Corporation’s Executive Vice President, Exploration and Production and as a member of its board of directors from 1997 to 1999. Mr. Seitz also serves as a director for ION Geophysical Corporation f/k/a Input Output, Inc., a publicly traded provider of seismic products and services.

Managers Designated by the Class A Unitholder

Constellation Energy Partners Management, LLC, or CEPM, is an affiliate of Constellation Energy Group, Inc., or Constellation, and as the sole owner of our Class A units, is entitled to elect two members to the board of managers voting as separate class. This right can be eliminated only upon a proposal submitted by or with the consent of our board of managers and the vote of the holders of not less than 66 2/3% of our outstanding common units.

The names and certain additional information with respect to each of the two members of the board of managers designated by CEPM are set forth below. Although CEPM has already designated the following persons as its nominees to the board of managers, CEPM has informed us that these persons will be officially elected and become members of the board of managers as of the date of the Annual Meeting to serve a one-year term or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The members of the board of managers designated by CEPM have consented to be named in this proxy statement.

Name	Age	Position with Our Company	Manager Since
John R. Collins	52	Chairman of the Board	2006
Stephen R. Brunner	51	Manager	2008

John R. Collins is Chairman of our board of managers. Mr. Collins currently serves as Senior Vice President of Constellation. Prior to serving in his current position, Mr. Collins was also the Chief Financial Officer of Constellation from May 2007 until October 2008 and a member of Constellation’s Management Committee, a Senior Vice President of Constellation from January 2004 to July 2007 and Constellation’s Chief Risk Officer from December 2001 until January 2008. Mr. Collins was also Managing Director—Finance and Treasurer of Constellation Power Source Holdings, Inc. from January 2000 to December 2001. From February 1997 to December 2001, Mr. Collins served as the senior financial officer of Constellation Energy Commodities Group, Inc., or CCG. Mr. Collins is the former Chairman of the Board of the Committee of Chief Risk Officers, an energy industry association of risk management professionals.

Stephen R. Brunner was appointed President and Chief Executive Officer of Constellation Energy Partners in March 2008 and became an employee of the company in January 2009. He continues to serve in the role of Chief Operating Officer, a role he assumed in February 2008. Mr. Brunner has more than 25 years of experience operating oil and gas properties both domestically and internationally. Prior to joining Constellation Energy Partners, Mr. Brunner also served as a Vice President for CCG, where he provided support for Constellation Energy Partners in various operational activities. Prior to joining CCG in February 2008, Mr. Brunner served as the Executive Vice President of Operations for Pogo Producing Company, where he was responsible for all aspects of exploration, production, acquisition and divestiture activity for seven business units in the United States, Canada, New Zealand and Vietnam. During his 13-year tenure at Pogo, Mr. Brunner also served as Vice

President of Operations, overseeing both domestic and international operations. He served as the Resident Manager of Thaipo Limited, a subsidiary of Pogo, as well as Offshore Operations Manager. Prior to his career with Pogo, he held various positions with Zilkha Energy Company, Chevron Corporation and Tenneco Oil Company.

Determination of Independence

A majority of our managers are required to be independent in accordance with NYSE Arca listing standards. For a manager to be considered independent, the board of managers must affirmatively determine that such manager has no material relationship with us. When assessing the materiality of a manager’s relationship with us, the board of managers considers the issue from both the standpoint of the manager and from that of persons and organizations with whom or with which the manager has an affiliation. The board of managers has adopted standards to assist it in determining if a manager is independent. A manager shall be deemed to have a material relationship with us and shall not be deemed to be an independent manager if:

•	the manager has been an employee, or an immediate family member of the manager has been an executive officer, of us at any time during the past three years;

•

the manager has received, or an immediate family member of the manager has received, more than $100,000 in any twelve-month period in direct compensation from us, other than manager and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), at any time during the past three years;

•

the manager has been affiliated with or employed by, or an immediate family member of the manager has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of us at any time during the past three years;

•

the manager has been employed, or an immediate family member of the manager has been employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee at any time during the past three years; or

•

the manager has been an executive officer or an employee, or an immediate family member of the manager has been an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount that, in any single fiscal year, exceeds the greater of $200,000, or 5% of such other company’s consolidated gross revenues, at any time during the past three years.

The board of managers has determined that each of Messrs. Bachmann, Langdon and Seitz is independent under the NYSE Arca listing standards. In addition, the audit, compensation and nominating and corporate governance committees are composed entirely of independent managers in accordance with NYSE Arca listing standards, SEC requirements and other applicable laws, rules and regulations. Other than as set forth below, there are no transactions, relationships or other arrangements between us and our independent managers that need to be considered under the NYSE Arca listing standards in determining that such managers are independent.

We have sold natural gas from our properties in the Black Warrior Basin to an affiliate of EPCO Inc. in each of 2006, 2007 and 2008 and the nine months ended September 30, 2009. Mr. Bachmann is an executive officer of EPCO Inc. As the sales did not exceed 2% of the consolidated gross revenues of EPCO Inc. at any time during those periods, the board of managers determined that the relationship was immaterial and did not impair Mr. Bachmann’s independence.

Corporate Governance

During 2008, the board of managers met eight times. Each manager attended at least 75% of the meetings of the board and at least 75% of the meetings of each committee on which he served.

The board of managers has adopted a policy that encourages each manager to attend the annual meeting of unitholders. All of our managers attended the 2008 Annual Meeting.

Committees of the Board of Managers

Audit Committee

As described in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accountants to audit our financial statements, including assessing the independent auditor’s qualifications and independence, and establishes the scope of, and oversees, the annual audit. The committee also approves any other services provided by public accounting firms. The audit committee provides assistance to the board in fulfilling its oversight responsibility to the unitholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of our internal audit function. The audit committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that management and our board of managers established. In doing so, it is the responsibility of the audit committee to maintain free and open communication between the committee and our independent auditors, the internal accounting function and management of our company.

The board of managers has determined that the chairman of the audit committee is an “audit committee financial expert” as that term is defined in the applicable rules of the SEC. The committee held seven meetings in 2008. Mr. Langdon is Chairman, and Messrs. Seitz and Bachmann are members of the audit committee.

Compensation Committee

As described in the compensation committee charter, the compensation committee establishes and reviews general policies related to our compensation and benefits. The compensation committee determines and approves, or makes recommendations to the board of managers with respect to, the compensation and benefits of our board of managers. Information on the role of compensation consultants in determining and recommending the amount or form of manager compensation is provided under Compensation of Managers below. As discussed in Compensation Discussion and Analysis, our executive officers were compensated by CCG under the compensation policies of Constellation in 2008.

The committee held eight meetings in 2008. Mr. Seitz is Chairman, and Messrs. Bachmann and Langdon are members of the compensation committee.

Conflicts Committee

Our board of managers has established a conflicts committee to review specific matters that the board believes may involve conflicts of interest, including transactions with related persons such as Constellation or its affiliates or our managers and executive officers. The conflicts committee determines if the resolution of the conflict of interest is fair and reasonable to our company. Our limited liability company agreement provides that members of the conflicts committee may not be officers or employees of our company, or directors, officers or employees of any of our affiliates, and must meet the independence standards for service on an audit committee of a board of directors as established by NYSE Arca and SEC rules. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to our company and approved by all of our unitholders. However, the board is not required by the terms of our limited liability company agreement to submit the resolution of a potential conflict of interest to the conflicts committee, and may itself resolve such conflict of interest if the board determines that (i) the terms of the related-person transaction are no less favorable to us than those generally being provided to or available from unrelated third parties or (ii) the transaction is fair and reasonable to us, taking into account the totality of the relationships between the parties involved. Any matters approved by the board in this manner will be deemed approved by all of our unitholders.

The committee held five meetings in 2008. Mr. Bachmann is Chairman, and Messrs. Seitz and Langdon are members of the conflicts committee.

Nominating and Corporate Governance Committee

As described in the nominating and governance committee charter, the nominating and governance committee nominates candidates to serve on our board of managers. The nominating and governance committee is also responsible for monitoring a process to review manager, board and committee effectiveness, developing and implementing our corporate governance guidelines, and otherwise taking a leadership role in shaping the corporate governance of our company.

The committee held four meetings in 2008. Mr. Seitz is Chairman, and Messrs. Bachmann and Langdon are members of the nominating and governance committee.

We maintain on our website, www.constellationenergypartners.com, copies of the charters of each of the committees of the board of managers (except the conflicts committee, which does not have a charter), as well as copies of our Corporate Governance Guidelines, Code of Ethics for Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, and Code of Business Conduct and Ethics. Copies of these documents are also available in print upon request of our Secretary. The Code of Business Conduct and Ethics provides guidance on a wide range of conduct, conflicts of interest and legal compliance issues for all of our managers, officers and employees, including the chief executive officer, chief financial officer and chief accounting officer. We will post any amendments to, or waivers of, the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer on our website.

In addition, the board of managers has designated the chairman of the nominating and corporate governance committee to act as its “Lead Manager.” In that capacity, the current chairman, Mr. Seitz, has the following duties and authority:

•	presiding at all board meetings where the Chairman of the board of managers is not present;

•	serving as a liaison between the Chairman of the board of managers and the independent managers;

•	approving (i) information sent to the board and (ii) agendas and meeting schedules for board meetings;

•	calling meetings of the non-management managers;

•	ensuring his availability for direct consultation upon request of a major unitholder;

•	chairing the executive session of non-management managers; and

•	serving as a contact for unitholder complaints, other than those involving auditing/accounting matters.

Interested parties may communicate directly with Mr. Seitz in his capacity as Lead Manager by writing to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002.

Executive Officers

The following sets forth information with respect to our current executive officers:

Stephen R. Brunner, age 51, has served as our President and Chief Executive Officer since March 2008 and our Chief Operating Officer since February 2008. He also is a member of our board of managers. Mr. Brunner also served as Vice President for CCG from February 2008 to January 2009. From 2001 until November 2007, Mr. Brunner served as Executive Vice President, Operations of Pogo Producing Company, an oil and gas exploration company.

Charles C. Ward, age 49, has served as our Chief Financial Officer and Treasurer since March 2008. Mr. Ward also served as a Vice President of CCG from November 2005 until December 2008. Prior to that time, he was a Vice President of Enron North America Corp. from March 2002 to November 2005.

Michael B. Hiney, age 41, has served as our Chief Accounting Officer since March 2008. He also served as a Vice President of CCG from July 2006 until December 2008 where he served as Controller for Constellation Energy Partners. During the 16 years prior to that time, he held various positions at El Paso Exploration and Production Company, including Director and Assistant Controller from 2004 to June 2006.

Lisa J. Mellencamp, age 54, has served as our General Counsel and Secretary since January 2009. She served as Associate General Counsel for Constellation Energy Resources from March 2008 until December 2008 and as Senior Counsel of CCG from March 2005 to February 2008. Prior to that time she was Associate General Counsel at Duke Energy Americas from July 2003 to March 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our managers and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership of our equity securities and reports of changes in ownership of our equity securities with the SEC. Such persons are also required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and managers, we believe that during 2008, all Section 16(a) reporting persons complied with all applicable filing requirements in a timely manner.

Nominations for Manager

The board of managers seeks diverse candidates who possess the background, skills and expertise to make a significant contribution to the board of managers, us and our unitholders. Annually, the nominating and corporate governance committee reviews the qualifications and backgrounds of the managers, as well as the overall composition of the board of managers, and recommends to the full board of managers the slate of Class B manager candidates to be nominated for election at the next annual meeting of unitholders. The board of managers has adopted a policy whereby the nominating and corporate governance committee shall consider the recommendations of unitholders with respect to candidates for election to the board of managers and the process and criteria for such candidates shall be the same as those currently used by us for manager candidates recommended by the board of managers or management.

Our Corporate Governance Guidelines, a copy of which is maintained on our website, www.constellationenergypartners.com, include criteria that are to be considered by the nominating and corporate governance committee and board of managers in considering candidates for nomination to the board of managers. These criteria require that a candidate:

•	has the business and/or professional knowledge and experience applicable to us, our business and the goals and perspectives of our unitholders;

•	is well regarded in the community, with a long-term, good reputation for highest ethical standards;

•	has good common sense and judgment;

•	has a positive record of accomplishment in present and prior positions;

•	has an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve; and

•	has the time, energy, interest and willingness to become involved with us and our future.

A unitholder who wishes to recommend to the nominating and corporate governance committee a nominee for director for the 2010 Annual Meeting of Unitholders should submit the recommendation in writing to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002 so it is received by July 24, 2010 but not earlier than June 24, 2010.

Unitholder Communications

The board of managers has adopted a policy whereby any communications from our unitholders to the board of managers shall be directed to our Secretary, who shall (i) determine whether any of such communications are significant, and promptly forward significant communications to the board of managers, and (ii) keep a record of all unitholder communications that the Secretary deems not to be significant and report such communications to the board of managers on a periodic basis, but not less frequently than quarterly.

Any unitholder who wishes to communicate to the board of managers may submit such communication in writing to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002.

Related Person Transactions

Constellation owns a significant number of our units. As of October 12, 2009, CEPM owns all 454,401 of our Class A units, representing a 2% limited liability company interest in us, and all of the management incentive interests; Constellation Energy Partners Holdings, LLC, or CEPH, owns 5,918,894 common units, representing an approximate 26.6% limited liability company interest in us; and Constellation Holdings, Inc., or CHI, owns all of our Class D interests. Each of CEPM, CEPH and CHI is a wholly owned subsidiary of Constellation. As discussed in Committees of the Board of Managers—Conflicts Committee, either our board of managers or the board’s conflicts committee reviews all related person transactions.

Distributions and Payments to CCG, CEPH, CHI and CEPM

The following summarizes the distributions and payments made or to be made by us to CCG, CEPH, CHI and CEPM in connection with our ongoing operation and any liquidation of us.

Distributions of available cash to CEPM and CEPH	We will generally make cash distributions 98% to common unitholders, including CEPH, and 2% to CEPM in respect of its Class A units. In addition, if distributions exceed the Target Distribution (as defined in our limited liability company agreement) and certain other requirements are met, CEPM will be entitled in respect of its management incentive interests to 15% of distributions above the Target Distribution. For the nine months ended September 30, 2009, none of these applicable requirements have been met, and, as a result, CEPM was not entitled to receive any management incentive interest distributions. We suspended our distribution in the second quarter of 2009. During 2008 and the first quarter of 2009, CEPM received an annual distribution of approximately $1.1 million on its Class A units and CEPH received an annual distribution of approximately $14.9 million on its common units.

Distributions to CHI	For each full calendar quarter during the period commencing January 1, 2007 and ending on December 31, 2012 that the sharing arrangement in respect of the calculation of amounts payable to Torch

Energy Royalty Trust for the non-operating net profits interest remains in effect, we will distribute to CHI, in respect of its Class D interests, approximately $0.3 million, as a partial return of the $8.0 million capital contribution made for the Class D interests, which payment will be made concurrently with the quarterly cash distribution to our common and Class A unitholders for that quarter. Unless the special distribution right has been terminated earlier, the Class D interests will be cancelled upon the payment of the final distribution of approximately $0.3 million to CHI for the quarter ending December 31, 2012. If the amounts payable by us to the Trust are not calculated based on the sharing arrangement through December 31, 2012, unless such change is approved in advance by our board of managers and our conflicts committee, the special distribution right for future quarters will terminate. In the case of such early termination, CHI will only have the right under specific circumstances upon our liquidation to receive the unpaid portion of the $8.0 million capital contribution that has not then been distributed to CHI in such special distributions. If the special distribution right is terminated during a quarter, the special distribution in respect of the Class D interests will be prorated for that quarter based upon the ratio of the number of days in such quarter prior to the effective date of such termination to 90.

In connection with the initiation of certain litigation proceedings involving the Trust and amounts owed under the net profits interest, the special quarterly cash distribution with respect to the Class D interests has been suspended since the three month period ended March 31, 2008.

To date, distributions of approximately $1.3 million have been paid to CHI, as holder of the Class D interests.

Payments to CEPM

Each quarter, CEPM charges us an amount for services provided to us pursuant to our management services agreement. This amount is agreed to annually and includes a portion of the compensation paid by CEPM and its affiliates to personnel who spend time on our business and affairs. The allocation of compensation expense for the chief executive officer, chief financial officer and chief accounting officer was fixed by agreement between the parties for 2008. The allocation of compensation expense for other personnel of CEPM and its affiliates is determined based on the percentage of time spent by such personnel on our business and affairs. The conflicts committee of our board of managers reviews at least annually the services to be provided by CEPM and the costs to be charged to us under the management services agreement and reviews the cost allocation quarterly. The conflicts committee also determines if the amounts to be paid by us for the services to be performed are fair to and in our best interests. During the year, the cost allocation may be adjusted upwards to reflect additional services provided by CEPM and its affiliates or downwards to reflect the transition of services to our employees. The costs charged to us under the management services agreement may be greater or less than the actual costs we would incur if the services were performed by an unaffiliated third party. For the year ended December 31, 2008, approximately $2.9 million in costs were charged under this agreement. For 2009, we expect these costs to not exceed approximately $1.4 million.

CEPM has notified the company that it will terminate the management services agreement effective December 15, 2009.

Conversion of Class A units and management incentive interests	Generally, if the common unitholders vote to eliminate the special voting rights of the holder of our Class A units, the Class A units will be converted into common units on a one-for-one basis and CEPM will have the right to elect to convert its management incentive interests into common units at fair market value.

Should CEPM’s Class A units and its management incentive interests convert into common units, CEPM will receive cash distributions on its common units.

Liquidation	Upon our liquidation, the unitholders, including CEPH, as a common unitholder, CEPM, as the holder of the Class A units, and CHI, as the holder of our Class D interests that are then outstanding, will be entitled to receive liquidating distributions according to their respective capital account balances.

Omnibus Agreement

At the closing of our initial public offering in November 2006, we entered into an omnibus agreement with CCG. Under the omnibus agreement, CCG indemnified us against certain liabilities relating to:

•

for a period of six years and 30 days after our initial public offering, any of our income tax liabilities, or any income tax liability attributable to our operation of our properties, in each case relating to periods prior to the closing of our initial public offering;

•	legal actions pending against Constellation or us at the time of our initial public offering;

•

events and conditions associated with the ownership by Constellation or its affiliates of the undivided mineral interest in certain of our properties in the Robinson’s Bend Field for depths generally below 100 feet below the base of the lowest producing coal seam; and

•

for a period of one year after our initial public offering, any miscalculation in the amount payable to the Trust in respect of the NPI for any period prior to the initial public offering, provided (i) that such miscalculation relates to amount(s) payable no more than four years prior to our initial public offering and (ii) the aggregate amount payable by CCG pursuant to this bullet point does not exceed $0.5 million.

We have made a claim under the omnibus agreement to CCG as a result of certain litigation with respect to the NPI calculation for periods prior to our initial public offering.

Management Services Agreement

In connection with our initial public offering, we entered into a management services agreement with CEPM that governs our relationship with it regarding the following matters:

•	CEPM’s provision to us of certain supervisory and management services, including financial, acquisition and hedging and other risk management services; and

•	reimbursement of supervisory and management costs incurred by CEPM in performing services for us.

Financial, Acquisition and Other Services

Under the management services agreement, we may request that CEPM or its designee provide legal, accounting, audit, tax, financial and risk management services. Upon our request, CEPM will also provide us with engineering, geological, geophysical, property management and project management services.

CEPM may provide us with acquisition services upon our request, but is not obligated to do so. As a result, CEPM will have no commitment to offer us any particular exploration and production, or E&P, property whether from CEPM or its other affiliates or a third party.

Competition

None of CEPM, Constellation, CCG or any of their affiliates will be restricted under the management services agreement from competing with us. CEPM, Constellation, CCG and any of their affiliates may acquire or dispose of any assets, including, among other things, oil and natural gas exploration and production properties, in the future without any obligation to offer us the opportunity to purchase those assets.

Reimbursement of Costs

Subject to the arrangements relating to acquisition services described above and as discussed further in Distributions and Payments to CCG, CEPH, CHI and CEPM—Payments to CEPM, CEPM will be entitled to be reimbursed on a quarterly basis for all supervisory and management costs incurred by it in performing services for us. These costs and expenses will be deducted from cash available for distribution to our unitholders. For 2008, these costs were approximately $2.9 million. For 2009, we expect these costs to not exceed approximately $1.4 million.

Review by Our Board of Managers

Our board of managers has the right to evaluate CEPM’s performance thereunder and, if considered desirable by our board of managers, arrange for third parties to provide some or all of the services to be provided pursuant to the management services agreement.

Standard of Care

In exercising its powers and discharging its duties under the management services agreement, CEPM is required to act in good faith, and is to exercise that degree of care, diligence and skill that a reasonably prudent advisor or manager, as the case may be, would exercise in comparable circumstances.

Indemnification

The management services agreement provides that, except arising out of our gross negligence, intentional misconduct or a breach of the agreement, CEPM must indemnify us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees) arising from the rendering of CEPM’s services under the management services agreement. We will indemnify CEPM for damages, liabilities, costs and expenses (including reasonable attorneys’ fees) arising from our gross negligence, willful misconduct or breach of this agreement.

Term and Termination

The management services agreement is in effect for continuous one-year terms, with each term ending on December 31. In June 2009, CEPM notified us that it will terminate the management services agreement effective December 15, 2009.

Amendments

The management services agreement may not be amended without the prior approval of the conflicts committee of our board of managers if the proposed amendment will, in the reasonable discretion of our board of managers, adversely affect holders of our common units.

Trademark License

In connection with our initial public offering, Constellation granted a limited license to us for the use of certain trademarks in connection with our business. The license will terminate upon the elimination of the right of the holder or holders of our Class A units to elect the Class A managers pursuant to our limited liability company agreement. Constellation will indemnify us from any third-party claims alleging trademark infringement that may arise out of our use of the Constellation trademarks under the license.

Credit Support Fee Agreements

In connection with each of our acquisitions, Constellation entered into credit support agreements with us to provide guarantees to three banks that required credit support for certain financial derivatives. These guarantees were obtained because we did not own the assets at the time the derivatives were entered into and we could not use our existing reserve-based credit facility to provide collateral for the derivative transactions.

•

In March 2007, in connection with the EnergyQuest acquisition, we entered into a credit support fee agreement with Constellation under which Constellation guaranteed credit support up to $25 million for certain financial derivatives that we entered into with The Royal Bank of Scotland plc. This guarantee has been released.

•

In March 2007, in connection with the EnergyQuest acquisition, we entered into a credit support fee agreement with Constellation under which Constellation guaranteed credit support up to $11.5 million for certain financial derivatives that we entered into with BNP Paribas (“BNP”). This guarantee has been released.

•

In July 2007, in connection with the Amvest acquisition, we entered into a credit support fee agreement with Constellation under which Constellation guaranteed credit support up to $15.0 million for certain financial derivatives that we entered into with BNP. This guarantee has been released.

•

In August 2007, in connection with the Newfield acquisition, we entered into a credit support fee agreement with Constellation under which Constellation guaranteed credit support up to $10.0 million for certain financial derivatives that we entered into with BNP. This guarantee has been released.

•

In February 2008, in connection with the CoLa Acquisition, we entered into a credit support fee agreement with Constellation under which Constellation guaranteed credit support up to $8.5 million for certain financial derivatives that we entered into with BNP and Societe Generale. These guarantees have been released.

We have paid Constellation $0.8 million for the credit support described above.

CoLa Acquisition

On March 31, 2009, we acquired 83 non-operated producing oil and natural gas wells in the Woodford Shale in the Arkoma Basin in Oklahoma from CoLa Resources LLC, or CoLa, for $53.4 million, subject to purchase price adjustments, or the CoLa Acquisition. CoLa is an affiliate of Constellation. The transaction was reviewed and approved by our conflicts committee. In its review, the conflicts committee considered various economic factors (including historical and estimated future production, estimated proved reserves, future pricing estimates and operating cost estimates) regarding the transaction, and determined that the acquisition was fair and in our best interests. The 83 wells, located in Coal and Hughes Counties, Oklahoma, have an average gross working interest per well of 11.5% and an average net revenue interest per well of 9.2%. The acquired oil and natural gas reserves associated with the wells are 100% proved developed producing.

To fund the purchase of the CoLa Acquisition, we borrowed $53.0 million under our reserve-based credit facilities.

Upon the announcement of the CoLa Acquisition, we entered into derivative transactions to hedge a portion of the future expected production associated with these wells.

The total consideration paid, including post-closing and title adjustments, was $51.1 million, which consisted of $51.0 million in cash and transaction costs and assumed liabilities of approximately $0.1 million, primarily associated with asset retirement obligations on the properties. The preliminary purchase price allocation was based on evaluations of proved oil and natural gas reserves, discounted cash flows, quoted market prices and other estimates by management. A post-closing adjustment occurred on July 29, 2008 to settle certain items including the revenue distributions and certain expenses associated with the oil and gas properties on or after the effective date of January 1, 2008. In addition, under the purchase agreement, we had the right to assert, and CoLa had the right to attempt to cure, any title defects to the acquired wells until July 31, 2009. CoLa’s post-closing payment obligations with respect to title defects and indemnities under the purchase agreement was secured, in part, by a guaranty from CCG delivered at closing. The maximum amount of the CCG guaranty was limited to (i) 20% of the purchase price, with respect to indemnity obligations, and (ii) with respect to title defect obligations, the amount of such title defects, such amount to be calculated as provided in the purchase agreement. The amount of CCG’s guaranty with respect to title defect obligations decreased as title curative were received or CoLa received proceeds of production from wellbores as to which payments of production proceeds had not commenced as of the closing date and which are attributable to periods prior to the effective time of the purchase agreement. In July 2009, we received approximately $0.2 million from Cola for post-closing and title adjustments. No further title adjustments are expected, and a guarantee no longer exists with respect to title defect adjustments.

Natural Gas Purchases

Beginning in September 2007 and extending through March 31, 2009, CCG purchased natural gas from us in the Cherokee Basin. The arrangement was reviewed by the conflicts committee of our board of managers. The committee found that the arrangement was fair to and in our best interests. For the twelve months ended December 31, 2008, CCG paid us $24.1 million for natural gas purchases. Through March 31, 2009, CCG continued to purchase natural gas from us. CCG provided us a letter of credit to secure the payment for natural gas purchases for up to $2.5 million through Wachovia Bank, which expired April 15, 2009. We also had a guarantee from Constellation through July 31, 2009, for payment of up to $8 million for sales made to CCG. For the nine months ended September 30, 2009, CCG paid us $5.7 million for natural gas purchases. As of October 12, 2009, we have no receivables from CCG.

Constellation Announcements

Constellation has made the following announcements:

•	In June 2009, Constellation notified the company of its intention to terminate the management services agreement with us, effective December 15, 2009.

•

Through a series of announcements, Constellation announced that it had impaired the fair value of its investment in the company due to various factors, including the possible sale of its investment in the company.

•

In December 2008, Constellation announced an investment transaction with EDF Group subject to receipt of required regulatory approvals and other standard closing conditions, which transaction has not yet closed.

•

In August, 2008, Constellation announced its intention to sell its upstream natural gas businesses. Constellation subsequently announced that while certain of its upstream gas properties were sold during 2008, it continues to evaluate the sale of its remaining upstream gas properties while monitoring market conditions to obtain appropriate value for them.

Audit Committee Report

The role of the audit committee of the board of managers is to assist the board of managers in its oversight of Constellation Energy Partners’ responsibility relating to: (i) the integrity of Constellation Energy Partners’ financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of Constellation Energy Partners’ internal auditors and independent registered public accounting firm; (v) risk assessment; and (vi) risk management. We operate pursuant to a charter that was created by the board of managers in November 2006 and revised in November 2007, a copy of which is available on Constellation Energy Partners’ website at www.constellationenergypartners.com. Management of Constellation Energy Partners is responsible for the preparation, presentation and integrity of Constellation Energy Partners’ financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing Constellation Energy Partners’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The independent registered public accounting firm has free access to the audit committee to discuss any matters they deem appropriate.

In the performance of our oversight function, we have considered and discussed the audited financial statements with management and the independent registered public accounting firm. We also have discussed with the independent registered public accounting firm such firm’s audit of management’s assessment of the effectiveness of Constellation Energy Partners’ internal control over financial reporting. We rely without independent verification on the information provided to us and on the representations made by management and the independent registered public accounting firm. We have discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard AU380, Communication with Audit Committees, as currently in effect. Finally, we have received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board as currently in effect, and have considered whether the provision of non-audit services by the independent registered public accounting firm to Constellation Energy Partners is compatible with maintaining the independent registered public accounting firm’s independence and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the reports and discussions described in this report, we recommended to the board of managers that the audited financial statements be included in Constellation Energy Partners’ Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Richard S. Langdon, Chairman

Richard H. Bachmann

John N. Seitz

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common units and Class A units by:

•	each unitholder known by us to be a beneficial owner of more than 5% of our outstanding units;

•	each of our managers and named executive officers; and

•	our managers and executive officers as a group.

The amounts and percentage of common units and Class A units beneficially owned are reported on the basis of the SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, and/or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Percentage of total units beneficially owned is based on 22,265,648 common units and 454,401 Class A units outstanding. Except as indicated by footnote, to our knowledge the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. The address of all of our managers and executive officers is c/o Constellation Energy Partners LLC, 100 Constellation Way, Baltimore, Maryland 21202. Ownership amounts are as of October 12, 2009.

	Common Units Beneficially Owned		Class A Units Beneficially Owned		Percentage of Total Units Beneficially Owned
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Percentage
Constellation Energy Group, Inc.(1)	5,918,894	26.6%	454,401	100%	28.1%
Constellation Energy Partners Holdings, LLC(2)	5,918,894	26.6%	454,401	100%	28.1%
Constellation Energy Partners Management, LLC(3)	—	—	454,401	100%	2.0%
Richard H. Bachmann	9,449	*	—	—	*
Stephen R. Brunner	55,828	*	—	—	*
John R. Collins	—	—	—	—	—
Felix J. Dawson(4)	—	—	—	—	—
Michael B. Hiney	32,566	*			*
Andrew C. Kidd	—	—	—	—	—
Richard S. Langdon	5,449	*	—	—	*
Lisa J. Mellencamp	37,218	*			*
Angela A. Minas(5)	—	—	—	—	—
John N. Seitz	5,449	*	—	—	*
Charles C. Ward	41,871	*	—	—	*
All managers and executive officers as a group (8 persons)	187,830	*	—	—	*

*	Less than 1%

(1)

Constellation Energy Group, Inc., through its direct and indirect ownership of Constellation Enterprises, Inc., Constellation Holdings, Inc. and Constellation Power Source Holdings, Inc., is the ultimate parent company of Constellation Energy Partners Holdings, LLC and Constellation Energy Partners Management, LLC and may, therefore, be deemed to beneficially own the Common Units held by Constellation Energy

Partners Holdings, LLC and the Class A units held by Constellation Energy Partners Management, LLC. The address of Constellation Energy Group, Inc. is 100 Constellation Way, Baltimore, MD 21202.

(2)	Constellation Energy Partners Holdings, LLC is the parent company of Constellation Energy Partners Management, LLC and may, therefore, be deemed to beneficially own the Class A units held by Constellation Energy Partners Management, LLC. The address of Constellation Energy Partners Holdings, LLC is 100 Constellation Way, Baltimore, MD 21202.

(3)	The address of Constellation Energy Partners Management, LLC is 100 Constellation Way, Baltimore, MD 21202.

(4)	Mr. Dawson served as our Chief Executive Officer and President of our company until March 14, 2008, and he resigned as a Class A manager and Chairman of the board of managers of our company effective May 2, 2008.

(5)	Ms. Minas served as Chief Financial Officer, Chief Accounting Officer and Treasurer of our company until March 14, 2008.

Compensation Discussion and Analysis

Introduction

During 2008, 2007 and 2006, we did not directly employ any of the persons responsible for managing our business. Our named executive officers were compensated by CCG under the compensation policies of Constellation. As discussed in Distributions and Payments to CCG, CEPH, CHI and CEPM—Payments to CEPM, we reimbursed CEPM for a portion of the compensation paid to our named executive officers by CCG pursuant to our management services agreement. The elements of Constellation’s and CCG’s compensation program were intended to provide a total compensation package designed to drive performance and reward contributions in support of the business strategies of Constellation and its affiliates. A discussion of Constellation’s compensation policies and programs for its executive officers can be found in the proxy statement relating to Constellation’s annual meeting of shareholders filed by Constellation with the SEC, a copy of which will be available on the SEC’s website at www.sec.gov or Constellation’s website at www.constellation.com. For 2008 and 2007, we agreed to reimburse Constellation and CCG under the management services agreement for $150,000 in base salary for each of our named executive officers. Any other compensation, bonus, benefits, incentives, perquisites and other personal benefits paid by Constellation or CCG to our named executive officers were not reimbursed by us. During 2006, our named executive officers were not specifically compensated for time expended with respect to our business or assets. Accordingly, we are not presenting any compensation information for that year.

2009 is a transition year, as we began directly employing our named executive officers rather than receiving their services through CEPM under the management services agreement. This transition is further discussed in Transition of the Executive Management Team to CEP. Additionally, CEPM notified CEP that it would terminate the management services agreement on December 15, 2009. This transition and the termination of the management services agreement will impact our compensation programs. Beginning in 2009, we have been directly compensating our named executive officers and we have adopted two new unit-based compensation programs which are discussed on page 25 under Adoption of the Executive Inducement Bonus Program and Adoption of the 2009 Omnibus Incentive Compensation Plan.

Role of Compensation Committee

We have a compensation committee that consists of three managers who are all independent under the independence standards established by NYSE Arca and SEC rules. The compensation committee will establish and review general policies related to our compensation and benefits. The compensation committee will determine and approve, or make recommendations to the board of managers with respect to, the compensation and benefits of our Chief Executive Officer and our other executive officers. During 2008, 2007 and 2006, we did not pay any additional remuneration to employees of Constellation and its affiliates who also served as our executive officers. This philosophy has changed in 2009, as we began directly employing our executive management team instead of receiving their services through CEPM pursuant to the management services agreement. This change is further discussed below in Transition of the Executive Management Team to CEP.

The compensation committee is authorized to retain compensation experts or consultants at company expense to conduct, develop, or perform any compensation survey, reports on the design and implementation of compensation programs or other services that the committee may find necessary in designing, implementing or administering compensation programs. No such experts were retained or consulted in respect of compensation paid or grants made to our named executive officers during 2008, 2007 or 2006. For compensation actions taken during 2009, the compensation committee retained the services of Hewitt Associates LLC, or Hewitt.

Transition of the Executive Management Team to CEP

In January 2009, our chief executive officer, chief operating officer, and president; chief financial officer and treasurer; and chief accounting officer and controller were transitioned from being provided by CEPM under the management services agreement to direct employees of a subsidiary of CEP. In addition, a general counsel was appointed and transitioned from being an employee of CCG. This transition was done to better align our management team with the interests of our unitholders and to increase their focus on our business operations. Employment letter agreements were executed with these employees and were effective January 1, 2009. The details of the letter agreements for our chief executive officer, chief operating officer, and president and our chief financial officer and treasurer were filed as exhibits to a Current Report on Form 8-K filed on January 7, 2009. The details of the letter agreement for our general counsel were filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, that was filed on February 27, 2009. In May 2009, formal employment agreements with our chief executive officer, chief operating officer and president; chief financial officer and treasurer; chief accounting officer and controller; and general counsel and secretary were executed and one-time inducement and long-term incentive grants were made to each. The details of the employment agreements and the inducement and long-term incentive grants were filed as exhibits to a Current Report on Form 8-K filed on May 4, 2009, and a Form 8-K/A filed on May 5, 2009.

As part of this transition, the compensation committee of the board of managers retained Hewitt in 2009 to develop and review proposed compensation structures for the named executive officers. Hewitt benchmarked compensation and benefits from among the following list:

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a peer group of exploration and production companies, consisting of the following: Callon Petroleum Company, Carrizo Oil & Gas Inc., Delta Petroleum Corp., Edge Petroleum Corp., Goodrich Petroleum Corp., Legacy Reserves LP, McMoRan Exploration Company, Petroquest Energy, Inc., Rosetta Resources, Inc., Venoco, Inc., and Vanguard Natural Resources, LLC.

Hewitt proposed a compensation mix that would include a base salary, performance-based bonus awards, long-term incentives consisting of unit-based compensation, and one-time, inducement sign-on bonuses. It also proposed to target total direct compensation for the team at competitive market median levels with a compensation mix for 2009 heavily weighted to time based compensation, including restricted units of CEP. The total direct compensation, as approved by the compensation committee includes a base salary and bonus award payouts based on future performance on selected performance measures. The performance targets are intended to be correlated to the creation of value for CEP unitholders and should balance growth, profitability, and efficient utilization of capital resources. The 2009 performance measures are expected to correspond to the company’s 2009 business plan and may include measures that are commonly used at other comparable E&P companies. The payout against the performance targets for 2009 will be made at the discretion of the compensation committee and are intended to include a threshold level of minimum acceptable performance, a target level of performance, and a maximum level of performance that reflects the achievement of stretch goals. The time based compensation is intended to retain the management team and align it with the interests of the unitholders. The compensation committee did not require specific unit ownership targets for the executive officers. The overall structure and plan design to be used in 2009 should ensure alignment with our business strategy.

The following is a description of the formal employment agreements with our 2009 named executive officers and a summary of our 2009 compensation actions:

Employment Agreements

On May 4, 2009, the company announced in a press release that it and its wholly-owned subsidiary, CEP Services Company, Inc., entered into definitive employment agreements on May 1, 2009 with:

•	Stephen R. Brunner, the company’s President, Chief Executive Officer and Chief Operating Officer;

•	Charles C. Ward, the company’s Chief Financial Officer and Treasurer;

•	Lisa J. Mellencamp, the company’s General Counsel and Secretary; and

•	Michael B. Hiney, the company’s Chief Accounting Officer and Controller.

The employment agreements supersede and terminate the employment letter agreements entered into by the company with each of Messrs. Brunner, Ward and Hiney and Ms. Mellencamp on December 31, 2008.

Pursuant to the terms of his employment agreement, Mr. Brunner will receive:

•	a $300,000 annual base salary;

•

the right to participate in the 2009 Omnibus Incentive Compensation Plan, including a 2009 annual performance award under the plan that will be determined by the compensation committee of the company’s board of managers, and that may pay up to 200% of Mr. Brunner’s base salary for 2009 for superior performance (100% for target-level performance);

•

a grant pursuant to a grant agreement (a “Grant Agreement”) of 431,655 notional units under the 2009 Omnibus Incentive Compensation Plan with a grant-date value of approximately $1,333,814 based on the closing price per unit on May 1, 2009, vested based on time in five equal annual installments on January 1, 2010, 2011, 2012, 2013 and 2014; and

•

an inducement bonus (an “Inducement Bonus”) of $450,000 cash and 53,957 restricted common units of the company with an aggregate grant-date value of approximately $166,727 based on the closing price per unit on May 1, 2009, with 50% of the total value of the Inducement Bonus vesting and becoming payable on each of January 1, 2010 and 2011.

Pursuant to the terms of his employment agreement, Mr. Ward will receive:

•	a $225,000 annual base salary;

•

the right to participate in the 2009 Omnibus Incentive Compensation Plan, including a 2009 annual performance award under the plan that will be determined by the compensation committee, and that may pay up to 150% of Mr. Ward’s base salary for 2009 for superior performance (75% for target-level performance);

•

a grant pursuant to a Grant Agreement of 161,871 notional units under the 2009 Omnibus Incentive Compensation Plan with a grant-date value of approximately $500,181 based on the closing price per unit on May 1, 2009, vested based on time in five equal annual installments on January 1, 2010, 2011, 2012, 2013 and 2014; and

•

an Inducement Bonus of $337,500 cash and 40,468 restricted common units with an aggregate grant-date value of approximately $125,046 based on the closing price per unit on May 1, 2009, with 50% of the total value of the Inducement Bonus vesting and becoming payable on each of January 1, 2010 and 2011.

Pursuant to the terms of her Employment Agreement, Ms. Mellencamp will receive:

•	a $200,000 annual base salary;

•

the right to participate in the 2009 Omnibus Incentive Compensation Plan, including a 2009 annual performance award under the plan that will be determined by the compensation committee, and that may pay up to 130% of Ms. Mellencamp’s base salary for 2009 for superior performance (65% for target-level performance);

•

a grant pursuant to a Grant Agreement of 107,914 notional units under the 2009 Omnibus Incentive Compensation Plan with a grant-date value of approximately $333,454 based on the closing price per unit on May 1, 2009, vested based on time in five equal annual installments on January 1, 2010, 2011, 2012, 2013 and 2014; and

•

an Inducement Bonus of $300,000 cash and 35,971 restricted common units with an aggregate grant-date value of approximately $111,150 based on the closing price per unit on May 1, 2009, with 50% of the total value of the Inducement Bonus vesting and becoming payable on each of January 1, 2010 and 2011.

Pursuant to the terms of his Employment Agreement, Mr. Hiney will receive:

•	a $175,000 annual base salary;

•

the right to participate in the 2009 Omnibus Incentive Compensation Plan, including a 2009 annual performance award under the plan that will be determined by the compensation committee, and that may pay up to 80% of Mr. Hiney’s base salary for 2009 for superior performance (40% for target-level performance);

•

a grant pursuant to a Grant Agreement of 47,230 notional units under the 2009 Omnibus Incentive Compensation Plan with a grant-date value of approximately $145,940 based on the closing price per unit on May 1, 2009, vested based on time in five equal annual installments on January 1, 2010, 2011, 2012, 2013 and 2014; and

•

an Inducement Bonus of $262,500 cash and 31,475 restricted common units with an aggregate grant-date value of approximately $97,258 based on the closing price per unit on May 1, 2009, with 50% of the total value of the Inducement Bonus vesting and becoming payable on each of January 1, 2010 and 2011.

Termination of Employment

Each executive’s employment may be terminated at any time and for any reason by either or both of the company and the executive. Except as described below, if the executive terminates his or her employment, all unvested or unearned awards (including the awards made under the Grant Agreements and the Inducement Bonus) will be forfeited.

If the executive’s employment is terminated in connection with an “Involuntary Termination” at any time prior to a change of control of the company or after two years have elapsed following a change of control, the company will, pursuant to the terms of the employment agreements, make payments and take actions as follows (such payments and actions, the “Severance Amount”):

•

make a cash payment of (i) one and one-half times the executive’s then-current annual compensation, which includes (A) the target-level bonus plus (B) the greater of the annual base salary in effect on the date of the Involuntary Termination or the annual base salary in effect 180 days prior to the Involuntary Termination, plus (ii) any part of the Inducement Bonus not already paid;

•

cause any unvested awards granted under the Plan or pursuant to the Inducement Award Agreement to become immediately vested and cause any and all nonqualified deferred compensation to become immediately nonforfeitable; and

•	cause a continuation of medical and dental benefits for one year following the Involuntary Termination.

If the executive’s employment is terminated (i) by the executive through the exercise of the Special Termination Option (described below) or (ii) in connection with an Involuntary Termination during the two-year period following a change of control of the company, the company will, pursuant to the terms of his or her Employment Agreement, make payments and take actions as follows (such payments and actions, the “Enhanced Severance Amount”);

•

make a cash payment of (i) two times the executive’s then-current annual compensation, which includes (A) the target level bonus plus (B) the greater of the annual base salary in effect on the date of the Involuntary Termination, the annual base salary in effect 180 days prior to the Involuntary Termination, or the annual base salary in effect immediately prior to the change of control, plus (ii) any part of the Inducement Bonus not already paid, plus (iii) the performance award and target-based grants payable under the Plan for the then-current year, paid as if the target-level performance was achieved for the entire year, prorated based on the number of whole or partial months completed at the time of the Involuntary Termination;

•

cause any unvested awards granted under the 2009 Omnibus Incentive Compensation Plan or pursuant to the Inducement Award Agreement to become immediately vested and cause any and all nonqualified deferred compensation to become immediately nonforfeitable;

•	cause a continuation of medical and dental benefits for one year following the change of control; and

•	provide for a full tax gross-up in connection with any excise tax levied on the items described in the preceding three bullets.

The “Special Termination Option” permits each executive to terminate his or her employment at any time within the one-year period following the acquisition by Constellation or its affiliates of at least 49% of the company’s outstanding common units.

The Severance Amount and Enhanced Severance Amount are contingent on the execution of a release of any claims the terminated executive may have against the company and its affiliates. In addition, any such amounts must be repaid if a final and non-appealable judgment is entered by a court of competent jurisdiction finding that the executive’s conduct in performance of his or her duties under the employment agreement constituted willful misconduct.

The initial term of the employment agreements will expire on the third anniversary of each employment agreement unless sooner terminated in accordance with the employment agreement. If the agreements have not otherwise been terminated prior to the expiration of the initial term, the employment agreements will automatically be extended for an additional one-year period unless either party to such employment agreement delivers written notice 180 days prior to the expiration of the initial term. The company guaranteed the obligations of CEP Services Company, Inc. under the employment agreements.

Grant Agreements Related to Notional Units to Executive Officers

Grants Made Under the 2009 Omnibus Incentive Compensation Plan

To further align the interests of the management team with unitholders, notional unit grants were made under the 2009 Omnibus Incentive Compensation Plan pursuant to Grant Agreements, dated May 1, 2009, by and between the company and each of Messrs. Brunner, Ward and Hiney and Ms. Mellencamp. The 2009 Omnibus Incentive Compensation Plan was adopted and approved by the company’s board of managers on April 28, 2009 subject to approval by the company’s common unitholders (sought in Proposal No. 2). If the common unitholders do not approve the 2009 Omnibus Incentive Compensation Plan, the awards and grants contemplated in the employment agreements and the Grant Agreements will be settled in cash based on the fair market value on the vesting date. Upon approval of the plan by the common unitholders, the notional units so granted to Messrs. Brunner, Ward and Hiney and Ms. Mellencamp will automatically convert into the same number of restricted common units. If the common unitholders do not approve the 2009 Omnibus Incentive Compensation Plan, the awards and grants contemplated in the employment agreements and the Grant Agreements will be settled in cash based on the fair market value on the vesting date.

Distribution Equivalent Rights

Each notional unit and restricted common unit granted under the Grant Agreements carries the right to receive distribution credits when any distributions are made by the company on its common units. Any distribution credits will accrue under the Grant Agreement and be settled in cash or common units in the discretion of the compensation committee on the vesting date for the underlying notional unit or restricted common unit, as applicable. Upon approval of the 2009 Omnibus Incentive Compensation Plan by the common unitholders, any accrued distribution credits on the notional units will increase the number of restricted common units that are issued upon conversion of the notional units as described above.

Vesting; Forfeiture; Change of Control

The notional units and any restricted common units under the Grant Agreements will vest ratably on January 1, 2010 and the next four anniversaries of that date. The terms of the employment agreements will govern the forfeiture or accelerated vesting of the notional units and any restricted common units.

Inducement Award Agreements With Executive Officers

The Inducement Bonuses were granted pursuant to Inducement Award Agreements entered into on May 1, 2009 by and between the company and each of Messrs. Brunner, Ward and Hiney and Ms. Mellencamp, without unitholder approval in reliance on the exemption provided in NYSE Arca rule 5.3(d)(5)(A).

Each restricted common unit granted in the Inducement Bonuses carries the right to receive distribution credits when any distributions are made by the company on its common units. Any distribution credits will accrue under the Grant Agreement and be settled in cash or common units in the discretion of the compensation committee on the vesting date for the underlying restricted common unit. The terms of the employment agreements will govern the forfeiture or accelerated vesting of the Inducement Bonuses.

Unit-Based Compensation Programs

CEP maintains unit-based compensation programs to encourage our non-employee managers, named executive officers and key employees to focus on our long-term performance and to provide an opportunity for these individuals to increase their stake in the company through awards, including unit and unit-based grants, that typically vest over a three-year to five-year time period. These long-term unit-based compensation programs benefit us by enhancing the link between the creation of unitholder value and long-term executive incentive compensation, by providing an opportunity for increased equity ownership by the grant recipients thereby fostering retention, and maintaining competitive levels of total compensation.

At our initial public offering, we adopted a Long-Term Incentive Plan. This plan is intended to provide an incentive to our named executive officers, key employees, consultants, non-employee managers and those of our affiliates. We intend for this plan to align the interests of those receiving grants with the interests of our unitholders. This incentive program is expected to promote the growth of our business through the efficient development drilling of wells on our proved undeveloped and unproved locations, improved operational performance, and through select acquisitions of properties that are suitable for a master limited partnership. During 2008 and 2007, grants of restricted common units were made to our non-employee managers and certain key field employees of our company. No grants were issued to our named executive officers under the plan in 2008, 2007 or 2006, and therefore no performance targets, financial measures or operational targets associated with respect to grants for our executive officers were developed. As more fully described below, we adopted in 2009 the Executive Inducement Bonus Program and the 2009 Omnibus Incentive Compensation Plan. The adoption of these two new plans was done in connection with the transition of our executive management team described above and the effort to transition the remaining employees and services being provided by CEPM under the management services agreement to us. This transition of employees and services is necessary because CEPM notified us that it would terminate the management services agreement on December 15, 2009. These two new plans are intended to provide long-term incentives to former Constellation employees to become company employees and to remain with the company. We expect that any grants made under these programs will align the interests of the former Constellation employees or any new employees required to replace resources previously provided under the management services agreement with the interests of our unitholders.

Equity Compensation Plan Information

The following table reflects our equity compensation plan information for our Long-Term Incentive Plan as of December 31, 2008:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Plan Category
Equity compensation plans approved by security holders	—	$—	410,421	(1)

Total	—	$—	410,421	(1)

(1)	The number of securities remaining available for future issuance under our Long-Term Incentive Plans as of October 12, 2009 is 250,599.

Adoption of the Executive Inducement Bonus Program

An Executive Inducement Bonus Program was adopted and approved by the company’s board of managers on April 28, 2009. The plan was created without unitholder approval in reliance on the exemption provided in NYSE Arca rule 5.3(d)(5)(A). On May 7, 2009, we filed a registration statement with the SEC on Form S-8 for 300,000 common units associated with grants under this program made to our executives as described below. After initial grants have been made, the only additional common units that can be issued under this program are for distribution rights in connection with distribution credits as described below.

Adoption of the 2009 Omnibus Incentive Compensation Plan

The 2009 Omnibus Incentive Compensation Plan containing 1,650,000 common units was adopted and approved by the company’s board of managers on April 28, 2009, subject to approval by the company’s common unitholders (sought in Proposal No. 2). If the common unitholders do not approve the plan, any grants made under the plan, including those discussed below, will be settled in cash based on the fair market value on the vesting date. Upon approval of the plan by the common unitholders, any outstanding grants will automatically convert into the same number of restricted common units which are settled in common units and not cash. The proposal is discussed further in Proposal No. 2 beginning on page 29.

The adoption of the Executive Inducement Bonus Program and, after common unitholder approval, the 2009 Omnibus Incentive Compensation Plan, will increase the number of authorized common units of the company. Both plans will be considered when calculating diluted earnings per unit of the company. The 2009 Omnibus Incentive Compensation Plan does not replace or affect the company’s Long-Term Incentive Program that was adopted at our initial public offering and it does not replace or affect the Executive Inducement Bonus Program discussed above.

Through October 12, 2009, we have made grants to our executive officers and other key employees under the 2009 Omnibus Incentive Compensation Plan and the Executive Inducement Bonus Program. The 2009 Omnibus Incentive Compensation Plan contains 1,650,000 common units, of which approximately 588,698 units remain available for grants under the plan. The Executive Inducement Bonus Program is not expected to exceed 300,000 common units, of which approximately 132,517 units remain available for distribution rights in connection with distribution credits to the executives of the company under the program. The Long-Term Incentive Plan contains 450,000 common units, of which approximately 250,599 remain available for grants.

Summary Compensation Table

The following table sets forth the compensation of our two named executive officers for 2008 and 2007 for which we reimbursed CEPM. No reimbursable compensation was paid in 2006.

Name and Principal Position	Year	Salary(c)	Bonus	LTIP Grants	All Other Compensation	Total(d)
Stephen R. Brunner	2008	$120,000	$—	$—	$—	$120,000
Chief Executive Officer, Chief Operating Officer and President	2007	$—	$—	$—	$—	$—

Felix J. Dawson(a)	2008	$30,000	$—	$—	$—	$30,000
Chief Executive Officer and President	2007	$150,000	$—	$—	$—	$150,000

Angela A. Minas(b)	2008	$30,000	$—	$—	$—	$30,000
Chief Financial Officer, Chief Accounting Officer and Treasurer	2007	$150,000	$—	$—	$—	$150,000

Charles C. Ward	2008	$120,000	$—	$—	$—	$120,000
Chief Financial Officer and Treasurer	2007	$—	$—	$—	$—	$—

(a)	Effective March 14, 2008, Felix J. Dawson resigned his position and the board of managers appointed Steve R. Brunner as President and Chief Executive Officer.

(b)	Effective March 14, 2008, Angela A. Minas resigned her position and the board of managers appointed Charles C. Ward as Chief Financial Officer and Treasurer.

(c)	Represents the fixed amount that we have agreed to pay for the services of these named executive officers under the management services agreement and excludes the amount of any cash and non-cash incentive awards to such officers paid by CCG, which incentive award amount(s) we will not be required to reimburse CCG.

(d)	Our executive officers may participate in the benefit plans of Constellation and its affiliates. During the periods presented, there were no CEP benefits plans under which such officers may participate.

Potential Payments Upon Termination or Change In Control

During 2008 and 2007, we did not have any contracts, agreements, plans or arrangements that provided for payments to the named executive officers in connection with any termination of such officers or a change in control of us. As discussed above, we entered into employment agreements with change of control provisions for our executive management team in the first quarter of 2009.

Compensation of Managers

Officers or employees of Constellation and its affiliates who also serve as members of our board of managers do not receive additional compensation for serving as our managers. Each manager will be indemnified by us for actions associated with being a manager to the full extent permitted under Delaware law.

In 2007, our compensation committee retained Towers Perrin to benchmark our independent managers’ mix of compensation and amount of each element of compensation to the outside director compensation of various peer groups. Towers Perrin performed the benchmark study using the following benchmark groups:

•

a peer group of 10 exploration and production companies, consisting of the following: Clayton Williams Energy Inc., Edge Petroleum Corp., Exploration Company of Delaware Inc., Gasco Energy Inc., GMX Resources Inc., Harvest Natural Resources Inc., McMoRan Exploration Co., Panhandle Oil and Gas Inc., Petroquest Energy Inc. and VAALCO Energy Inc.;

•	a general industry group of 326 publicly-traded companies with market capitalizations between $350 million and $1 billion; and

•

a peer group of 5 limited partnerships, consisting of the following: Atlas Energy Resources LLC, Copano Energy LLC, Crosstex Energy LP, Linn Energy LLC and Regency Energy Partners LP. Towers Perrin noted in its report that the companies in this peer group varied significantly in size.

Towers Perrin reported the results of its benchmarking study to the chairman of the committee, who shared the results with the other committee members.

Our board of managers, based on recommendations from our compensation committee, has approved the following non-employee manager long-term incentive compensation program:

•	Each non-employee manager will receive an annual restricted common unit award under our Long-Term Incentive Plan with a value of $75,000, to be granted as follows:

•	for the year 2007, granted as of September 14, 2007, such award vested on March 1, 2008; and

•

for years after 2007, to be granted as of March 1 of each year, such award to have a one-year vesting period and to be forfeited on a pro-rata basis if service as a manager terminates prior to the one-year vesting period.

The number of restricted common units granted is computed based on the average closing price of our common units on the NYSE Arca for the 20 trading days through the date of grant, rounded to the nearest unit. Distributions on the restricted common units are made at the time such distributions are made to other holders of common units.

•	The chairman of the audit committee will receive an annual retainer of $10,000.

As a result, during 2008 and 2007, each of the non-employee managers received the following compensation:

•	$40,000 annual retainer;

•	a restricted common unit award with a value of $75,000, which is subject to pro rata forfeiture if board service ceases during the year;

•	$2,500 fee for each meeting of the board of managers and each committee meeting attended that occurs on a day when there is no board meeting; and

•	reasonable travel expenses to attend meetings.

During 2008, the independent manager who serves as the chair of the audit committee also received an additional $10,000 cash retainer. For 2007, the retainer fee was prorated from the date of board of manager approval.

The following table sets forth a summary of the 2008 manager compensation:

	Director Compensation
Name	Fees Earned or paid in Cash $	Stock Awards ($)(1)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Richard H. Bachmann	$75,000	$89,298	$—	$—	$—	$8,816	$173,114
Richard S. Langdon	$87,500	$89,298	$—	$—	$—	$8,253	$185,051
John N. Seitz	$75,000	$89,298	$—	$—	$—	$8,253	$172,551

(1)	Represents the compensation expense recognized in 2008 pursuant to SFAS 123R relating to a restricted common unit award granted to each manager on March 1, 2008. The grant date fair value of each manager’s stock award was $75,000. At December 31, 2008, Mr. Langdon and Mr. Seitz held 1,781 common units and 3,668 unvested restricted common units and Mr. Bachmann held 1,781 common units and 4,668 unvested restricted common units.

(2)	All other compensation represents distributions received on unvested restricted common units.

In 2009, the independent managers have received the same compensation package as in 2008 except that each of their $75,000 incentive unit awards was a notional unit grant made under the 2009 Omnibus Incentive Compensation Plan as opposed to a restricted common unit grant under the Long-Term Incentive Plan. See Proposal No. 2, New Plan Benefits on page 34.

Compensation Committee Interlocks and Insider Participation

During 2008, 2007 and 2006, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of managers or compensation committee.

Compensation Committee Report

The compensation committee of the board of managers has reviewed and discussed the Compensation Discussion and Analysis beginning on page 19 with management. Based on such review and discussions, the compensation committee recommended to the board of managers that the Compensation Discussion and Analysis be included in this Proxy Statement.

John N. Seitz, Chairman

Richard H. Bachmann

Richard S. Langdon

PROPOSAL NO. 2: APPROVAL OF THE CONSTELLATION ENERGY PARTNERS LLC

2009 OMNIBUS INCENTIVE COMPENSATION PLAN

Vote Required: Recommendation of the Board of Managers

Approval of the proposal to approve the Constellation Energy Partners LLC 2009 Omnibus Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast by holders of our common units and Class A units (voting together with the common units) present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED IN PROXY CARDS, THE PROXIES WILL VOTE UNITS “FOR” APPROVAL OF THIS PROPOSAL.

The 2009 Omnibus Incentive Compensation Plan provides for awards of options to purchase our common units, awards of restricted common units, awards of common units, awards of notional units, awards of common unit appreciation rights, performance awards and other unit-based awards, including tandem distribution equivalent rights, to our managers, officers, employees and consultants. Information concerning the 2009 Omnibus Incentive Compensation Plan is set forth below.

Adoption of the 2009 Omnibus Incentive Compensation Plan

On April 28, 2009, our board of managers, subject to the approval of our unitholders as required under the NYSE Arca’s rules, ratified and approved the 2009 Omnibus Incentive Compensation Plan and authorized us to reserve and issue enough authorized and unissued common units as necessary to permit the issuance of common units issuable pursuant to the 2009 Omnibus Incentive Compensation Plan.

Subject to the adjustment provided therein, the remaining number of our common units with respect to which awards may be granted under our Long-Term Incentive Plan as of October 12, 2009, is approximately 250,599 units. We expect most, if not all, of the remaining common units to be granted within the next two years to our field employees. Without the approval of the 2009 Omnibus Incentive Compensation Plan, there would be limited common units for future grants to our managers, officers, employees and consultants. The Long-Term Incentive Plan will continue in effect and will not be affected by the 2009 Omnibus Incentive Compensation Plan.

Advantages of the 2009 Omnibus Incentive Compensation Plan

We believe that the 2009 Omnibus Incentive Compensation Plan is in the best interests of us and our unitholders and should be approved for the following reasons:

•

The adoption of the 2009 Omnibus Incentive Compensation Plan will provide a means to assist the company in retaining the services of our managers, officers, employees and consultants by providing incentive awards for such individuals to exert maximum efforts for our success;

•

The 2009 Omnibus Incentive Compensation Plan is intended to provide a means whereby managers, officers, employees and consultants may develop a sense of ownership and personal involvement in the development and financial success of the company, and to encourage them to remain with and devote their best interests to the business of the company, and in doing so, advance the interests of the company and its unitholders;

•

The 2009 Omnibus Incentive Compensation Plan is intended to enhance the ability of the company to attract and retain the services of key individuals who are essential for the growth and profitability of the company; and

•

Any awards made to our managers, officers, employees and consultants under the 2009 Omnibus Incentive Compensation Plan may be structured so as to be settled in common units as opposed to cash in an effort to conserve the amount of available cash or future cash flow from operations to fund the operations of the company and to pay cash distributions to our unitholders.

Disadvantages of the 2009 Omnibus Incentive Compensation Plan

Our unitholders will be subject to dilution if additional common units are issued pursuant to the 2009 Omnibus Incentive Compensation Plan.

Description of the 2009 Omnibus Incentive Compensation Plan

The following is a brief description of the principal features of the 2009 Omnibus Incentive Compensation Plan. A copy of the 2009 Omnibus Incentive Compensation Plan is attached to this Proxy Statement as Exhibit A, and you should refer to the 2009 Omnibus Incentive Compensation Plan for details regarding the awards that may be made thereunder.

Options. Common unit options are rights to purchase common units at a specified price. Common unit options may have such terms and conditions as our compensation committee determines.

Restricted Units. Restricted common units are common units granted under the 2009 Omnibus Incentive Compensation Plan that are subject to forfeiture provisions and restrictions on transferability during the restricted period established by the compensation committee of our board of managers.

Notional Units. Notional common units are only notional in nature and can be granted under the 2009 Omnibus Incentive Compensation Plan that, upon vesting, would entitle the holders to receive common units or an amount of cash equal to the fair market value of a common unit, as determined by the compensation committee in its discretion. As described below, a contingent right to receive an amount of cash equal to any cash distributions made on the underlying common units could also be granted in tandem with the notional common units.

Distribution Equivalent Rights. Distribution equivalent rights, or DERs, are rights in respect of notional units or restricted units that grant rights to receive credit in bookkeeping account all or a portion of the distributions otherwise payable on common units during a specified time subject to the same vesting restrictions as the tandem notional unit or restricted unit.

Unit Distribution Rights. Unit distribution rights, or UDRs, are distributions made by the company with respect to a restricted unit. UDRs may be granted in tandem with a specific restricted unit award.

Unit Appreciation Rights. Common unit appreciation rights, or UARs, are contingent rights to receive the excess of the fair market value of a common unit on the exercise date over the exercise price established for such common unit appreciation right. Such excess may be paid in cash and/or in common units as determined by the compensation committee in its discretion.

Common Unit Awards. Common unit awards are common units granted under the 2009 Omnibus Incentive Compensation Plan that are not subject to forfeiture provisions.

Performance Awards. Performance awards of common units are awards of common units that, if earned, may be payable in cash, common units or any combination thereof as determined by the compensation committee. Performance awards are determined based on certain performance metrics and related performance goals determined by the compensation committee.

Other Unit-Based Awards. Other unit-based awards are awards that can be granted under the 2009 Omnibus Incentive Compensation Plan that are denominated or payable in, valued in whole or in part by references to or otherwise based on or related to common units, as deemed by the compensation committee to be consistent with the 2009 Omnibus Incentive Compensation Plan. The compensation committee determines the terms and conditions of other unit-based awards. Upon vesting, another unit-based award may be paid in cash, common units or any combination thereof as determined by the compensation committee.

Administration. The 2009 Omnibus Incentive Compensation Plan is governed by the compensation committee of our board of managers, whose significant powers include, but are not limited to, (i) designating participants; (ii) determining the type or types of awards to be granted to any participant; (iii) determining the number of common units to be covered by any awards; (iv) determining the terms and conditions of any awards (including performance requirements for such award); (v) determining whether, to what extent and under what circumstances participants may settle, exercise, cancel or forfeit any equity award; (v) interpreting and administering the 2009 Omnibus Incentive Compensation Plan and any instrument or agreement relating to an award made thereunder; and (vi) establishing, amending, suspending, or waiving such rules and regulations and appointing such agents as it shall deem appropriate for the proper administration of the 2009 Omnibus Incentive Compensation Plan. Subject to adjustment as provided in the plan, the number of common units that may be delivered or reserved for delivery to or underlying any award with respect to the 2009 Omnibus Incentive Compensation Plan is 1,650,000. To the extent an award is forfeited or otherwise terminates or is cancelled without delivery of common units, the common units subject to such award shall again become available for grant to the extent of the forfeiture, cancellation or termination. The common units to be delivered pursuant to an award under this plan shall consist of common units newly issued by the company, common units acquired in the open market, from our affiliates or from any other person, or any combination of the foregoing, as determined by the compensation committee in its discretion.

Eligibility. Any member of our board of managers, officers, employees or consultants of the company are eligible to be designated as a participant in the plan by the compensation committee. Awards under the plan may be granted alone or in addition to, in tandem with, or in substitution for any other award granted under the 2009 Omnibus Incentive Compensation Plan or awards granted under any other plan of the company or any of its affiliates. Awards granted in addition to or in tandem with other option awards under the 2009 Omnibus Incentive Compensation Plan or awards granted under any other plan of the company or any of its affiliates may be granted either at the same time as or at a different time from the grant of such other awards.

Awards. The exercise price per common unit purchasable under an option or subject to a UAR awarded to participants is determined by the compensation committee (at its discretion) at the date of grant and may be no less than the fair market value of the common units subject to the option award or UAR as of the date of grant. The compensation committee determines the exercise terms and the restricted period with respect to an option or UAR grant, which may include, without limitation, a provision for accelerated vesting upon death or disability of the participant, the achievement of specified performance goals or such other events as the compensation committee may provide, and the method or methods by which any payment of the exercise price with respect to an option may be made or deemed to have been made, which may include cash, withholding units from the award, or cashless-broker transactions or other acceptable forms of payment. Awards may be granted to participants under the 2009 Omnibus Incentive Compensation Plan for such consideration, including services, as the compensation committee shall determine. In addition, to the extent provided by the compensation Committee, any restricted unit award or notional unit award may include a contingent right to receive an amount in cash equal to any cash distributions made by us with respect to the underlying common units during the period the award is outstanding. Notwithstanding anything in the plan or any award grant agreement to the contrary, delivery of common units pursuant to the exercise or vesting of an award may be deferred for any period during which, in the good faith determination of the compensation committee, the company is not reasonably able to obtain common units to deliver pursuant to such award without violating applicable law or applicable securities exchange rules and regulations. No common units may be delivered pursuant to the 2009 Omnibus Incentive

Compensation Plan until we have received full payment of any amount required to be paid pursuant to the plan or pursuant to the award grant agreement.

The specific individuals who will be granted awards under the 2009 Omnibus Incentive Compensation Plan and the type and amount of any such awards will be based on the discretion of the compensation committee, subject to the maximum awards that may be awarded to any individual as described above. Accordingly, future awards to be received by or allocated to particular individuals under the 2009 Omnibus Incentive Compensation Plan are not presently determinable.

Amendments. The 2009 Omnibus Incentive Compensation Plan may be amended or terminated at any time by our board of managers without the consent of any participant or member, including an amendment to increase the number of common units available for awards under the plan; however, under NYSE Arca rules, any material revisions, such as a material expansion in eligible participants under the 2009 Omnibus Incentive Compensation Plan, would also require the approval of the unitholders.

Term. The 2009 Omnibus Incentive Compensation Plan is effective until the tenth anniversary of the date unitholders approve the 2009 Omnibus Incentive Compensation Plan.

Tax Effects of Awards Under the 2009 Omnibus Incentive Compensation Plan

No federal income tax is imposed on the optionee upon the grant of an option to purchase common units under the 2009 Omnibus Incentive Compensation Plan. Generally, upon the exercise of such option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the common units on the date of exercise over the option price paid for the common units. Upon the sale of the common units acquired by the exercise of an option, assuming the participant holds the common units as a capital asset, the participant generally will have capital gain or loss, which may be short- or long-term capital gain or loss depending upon the length of time during which the participant held the common units after exercising the option and prior to the sale of such common units. The participant’s adjusted tax basis in the common units will be the purchase price plus the amount of ordinary income recognized by the participant at the time of exercise of the option, adjusted for intervening gains, losses and distributions.

The recipient of a restricted unit award will not recognize income at the time of the award, assuming the restrictions applicable to such award constitute a substantial risk of forfeiture for federal income tax purposes and the recipient does not make an election to include the value of the common units in his current income under Section 83(b) of the Internal Revenue Code (an “83(b) election”). If the recipient of a restricted unit award makes an 83(b) election, the recipient will recognize ordinary income equal to the fair market value of the common units on the date the award is granted. If the recipient does not make an 83(b) election with respect to the restricted unit award, then, when the applicable forfeiture restrictions lapse with respect to the award, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the common units on the date the forfeiture restrictions lapse. Upon the sale of the common units acquired by the settlement of a restricted unit award, assuming the participant holds the common units as a capital asset, the participant generally will have capital gain or loss, which may which may be short- or long-term capital gain or loss depending upon the length of time during which the participant held the common units after the settlement of the restricted unit award and prior to the sale of such common units. The participant’s adjusted tax basis in the common units will be the amount of ordinary income recognized by the participant at the time of settlement of the restricted unit award, adjusted for intervening gains, losses and distributions.

The recipient of a notional unit award will not recognize income at the time of the award, but, upon the lapse of applicable forfeiture restrictions, will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the underlying common units on the date of payment of the vested notional common unit. In the event that a notional unit award is settled in common units, then, upon the sale of the common units acquired by the settlement of a notional unit award, assuming the participant holds the common units as a capital asset, the participant generally will have capital gain or loss, which may be short- or long-term capital gain or loss depending upon the length of time during which the participant held the common units after the settlement of the notional unit award and prior to the sale of such common units. The participant’s adjusted tax basis in the common units will be the amount of ordinary income recognized by the participant at the time of payment of the vested notional unit award, adjusted for intervening gains, losses and distributions.

The recipient of a common unit appreciation right award will not recognize income at the time of the award, but, upon the exercise of the common unit appreciation right, will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the underlying common units at the date of exercise over the purchase price for such common unit appreciation right. In the event that a common unit appreciation right award is settled in common units, then, upon the sale of the common units acquired by the exercise of a common unit appreciation right award, assuming the participant holds the common units as a capital asset, the participant generally will have capital gain or loss, which may be short- or long-term capital gain or loss depending upon the length of time during which the participant held the common units after the settlement of the common unit appreciation right award and prior to the sale of such common units. The participant’s adjusted tax basis in the common units will be the amount of ordinary income recognized by the participant at the time of exercise of the common unit appreciation right, adjusted for intervening gains, losses and distributions.

The recipient of a common unit award will recognize income at the time of the award in an amount equal to the fair market value of the common units on the date of grant. Upon the sale of the common units acquired by the grant of the common unit award, assuming the participant holds the common units as a capital asset, the participant generally will have capital gain or loss, which may be short- or long-term capital gain or loss depending upon the length of time during which the participant held the common units after receiving the common unit award and prior to the sale of such common units. The participant’s adjusted tax basis in the common units is the amount of ordinary income recognized by the participant at the date of grant, adjusted for intervening gains, losses and distributions.

The recipient of any other unit-based award will not recognize income at the time of the award, but, upon the lapse of applicable forfeiture restrictions, will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the underlying common units on the date the forfeiture restrictions lapse over the purchase price for such other unit-based award, if any. In the event that an other unit-based award is settled in common units, then, upon the sale of the common units acquired by the settlement of an other unit-based award, assuming the participant holds the common units as a capital asset, the participant generally will have capital gain or loss, which may be short- or long-term capital gain or loss depending upon the length of time during which the participant held the common units after the settlement of the other unit-based award and prior to the sale of such common units. The participant’s adjusted tax basis in the common units will be the amount of ordinary income recognized by the participant at the time of settlement of the other unit-based award, adjusted for intervening gains, losses and distributions.

Section 409A of the Internal Revenue Code

Some awards issued under the 2009 Omnibus Incentive Compensation Plan may be considered non-qualified deferred compensation that is subject to special rules under Section 409A of the Code. In such event, the compensation committee will generally design and administer such award to comply with the rules of Section 409A; however, there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates in the 2009 Omnibus Incentive Compensation Plan.

Inapplicability of ERISA

Based upon current law and published interpretations, the company does not believe that the 2009 Omnibus Incentive Compensation Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

On April 28, 2009, the compensation committee approved a grant of an aggregate 829,061 notional common units to our independent managers and executive officers. The compensation committee also approved grants of an aggregate 198,767 notional common units to other designated employees of the company. If the 2009 Omnibus Incentive Compensation Plan is approved by the common unitholders of the company, each notional unit awarded and related DER will automatically convert into a right to receive one restricted common unit and a tandem DER. The 2009 Notional Unit Awards awarded to the executive officers and certain designated employees vest based on time in five equal annual installments on January 1, 2010, 2011, 2012, 2013 and 2014 and to other designated employees on August 1, 2010, 2011, 2012, 2013 and 2014. The 2009 Notional Unit Awards awarded to the independent managers vest fully on March 1, 2010.

The following table sets forth the number of notional common units issued under the 2009 Omnibus Incentive Compensation Plan as of October 12, 2009 to the following persons: (i) each named executive officer, (ii) the designated employees, as a group, and (iii) the independent managers, as a group. Discretionary grants to managers, officers, employees and consultants are permitted under the 2009 Omnibus Incentive Compensation Plan and are not determinable at this time. These grant amounts do not include the related tandem DERs.

Name and Position	Number of Common Units Underlying 2009 Notional Unit Award
Stephen R. Brunner,	431,655
Chief Executive Officer, Chief Operating Officer and President
Charles C. Ward,	161,871
Chief Financial Officer and Treasurer
Lisa J. Mellencamp,	107,914
General Counsel and Secretary
Michael B. Hiney,	47,230
Chief Accounting Officer and Controller
Designated Employees (14 persons total)	198,767

Independent Managers	80,937

Total Units	1,028,374

INTEREST OF MANAGERS AND EXECUTIVE OFFICERS IN THE

2009 OMNIBUS INCENTIVE COMPENSATION PLAN PROPOSAL

As noted above, our independent managers, executive officers and certain designated employees have been granted notional unit awards under the 2009 Omnibus Incentive Compensation Plan that will convert automatically into restricted common units and tandem DERs if the 2009 Omnibus Incentive Compensation Plan is approved. Managers, officers, employees and consultants of the company will be eligible to receive awards under the 2009 Omnibus Incentive Compensation Plan if it is approved. Accordingly, the members of our board of managers and the executive officers of the company have a substantial interest in the passage of the 2009 Omnibus Incentive Compensation Plan proposal.

PROPOSAL NO. 3: RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

Vote Required; Recommendation of the Board of Managers

Approval of the proposal to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2009 requires the affirmative vote of a majority of the votes cast by holders of our common units and Class A units (voting together with the common units) present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

Unitholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our limited liability company agreement or otherwise. We are submitting the selection of PricewaterhouseCoopers LLP to unitholders for ratification as a matter of good corporate governance. If this selection of auditor is not ratified by a majority of the outstanding units present in person or by proxy and entitled to vote at the Annual Meeting, the audit committee will reconsider its selection of auditor. We are advised that no member of PricewaterhouseCoopers LLP has any direct or material indirect financial interest in our company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting. The representative will have the opportunity to make a statement if she desires to do so and to respond to appropriate questions.

THE BOARD OF MANAGERS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” APPROVAL OF THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED IN PROXY CARDS, THE PROXY WILL VOTE UNITS “FOR” APPROVAL OF THIS PROPOSAL.

Fees

We engaged our principal accountant, PricewaterhouseCoopers LLP to audit our financial statements and perform other professional services for the fiscal years ended December 31, 2008 and 2007.

Audit Fees. The aggregate fees billed for the financial statement audit or services provided in connection with statutory or regulatory filings for the years ended 2008 and 2007 were $1,009,500 and $1,212,000, respectively.

Audit-Related Fees. The aggregate audit-related fees billed by PricewaterhouseCoopers for the years ended 2008 and 2007 were $0 and $496,491, respectively. The 2007 audit-related fees were billed in connection with the EnergyQuest and Newfield acquisitions.

Tax Fees. The aggregate fees related to the preparation of K-1 statements for the years ended 2008 and 2007 were $467,017 and $535,000, respectively.

All Other Fees. There were no other fees billed by our principal accountant for the years ended 2008 and 2007 for services other than those described above.

Audit Committee Pre-Approval Policies and Practices

Prior to our initial public offering in November 2006, we were a wholly owned subsidiary of Constellation and did not have a separate audit committee. Following our initial public offering, our audit committee must pre-approve any audit and permissible non-audit services performed by our independent registered public accounting firm. Additionally, the audit committee has oversight responsibility to ensure the independent registered public accounting firm is not engaged to perform certain enumerated non-audit services, including but not limited to bookkeeping, financial information system design and implementation, appraisal or valuation services, internal audit outsourcing services and legal services. In February 2007, the audit committee adopted an audit and non-audit services pre-approval policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm must be approved. Pursuant to the policy, the chairman of the audit committee has been delegated the authority to specifically pre-approve services, which pre-approval is subsequently reviewed with the committee.

SUBMISSION OF UNITHOLDER PROPOSALS AND MANAGER NOMINATIONS FOR NEXT YEAR

Proposals for 2010 Annual Meeting

Any unitholder who desires to include a proposal in the proxy statement for the 2010 annual meeting must deliver it so that it is received by July 24, 2010. However, if the date of the 2010 annual meeting is changed by more than 30 days from the date of the 2009 annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials.

For presentation at the next annual meeting of unitholders, pursuant to our limited liability company agreement, any unitholder who wants to present a proposal at the 2010 annual meeting must deliver it so it is received by July 24, 2010, but not earlier than June 24, 2010. However, if the date of the 2010 annual meeting is changed so that it is more than 30 days earlier or more than 30 days later than December 1, 2010, any such proposals must be delivered not more than 120 days prior to the 2010 annual meeting and not less than the later of (1) 90 days prior to the 2010 annual meeting or (2) 10 days following the day on which we first publicly announce the date of the 2010 annual meeting.

These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a unitholder must meet in order to have a proposal included in our proxy statement under the rules of the SEC.

Any proposals must be sent, in writing, to the Secretary, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002. Proposals will not be accepted by facsimile.

Nominations for 2010 Annual Meeting and for Any Special Meeting

Pursuant to Section 11.13(b) of our limited liability company agreement, only persons who are nominated in accordance with the following procedures are eligible for election as managers. Nominations of persons for election to our board of managers may be made at an annual meeting of unitholders only (a) by or at the direction of our board of managers or (b) by any unitholder of our company: (i) who is entitled to vote at the meeting or (ii) who was a record holder of a sufficient number of units as of the record date for such meeting to elect one or more members to our board of managers assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of units (or, in the case where such holder holds a sufficient number of units to elect more than one manager, such holder votes its units as efficiently as possible for such candidates and such candidates receive no further votes from holders of outstanding units). All nominations, other than those made by or at the direction of our board of managers, must be made pursuant to timely notice in writing to our Secretary. With respect to manager elections held at our annual meetings, our limited liability company agreement provides that to be timely, a unitholder’s notice must be delivered to our Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting. For a nomination of any person for election to our board of managers to be considered at the 2010 annual meeting of unitholders, it must be properly submitted to our Secretary at 1801 Main Street, Suite 1300, Houston, Texas 77002, no later than July 24, 2010, but not earlier than June 24, 2010. Our limited liability company agreement also provides that unitholder nominations of persons for election to our board of managers may be made at a special meeting of unitholders at which managers are to be elected pursuant to our notice of meeting provided unitholder notice of the nomination is timely. To be timely, a unitholder’s notice must be delivered to our Secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board of Directors to be elected at such meeting.

A unitholder’s notice to our Secretary must set forth (a) as to each person whom the unitholder proposes to nominate for election or reelection as a manager all information relating to such person that is required to be disclosed in solicitations of proxies for election of managers, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a manager if elected; and (b) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such unitholder as they appear on our books and of such beneficial owner, (ii) the class and number of units which are owned beneficially and of record by such unitholder and such beneficial owner, and (iii) whether either such unitholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of units to elect such nominee or nominees.

HOUSEHOLDING MATTERS

Unitholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact our Investor Relations at (877) 847-0009 or write to Investor Relations, Constellation Energy Partners LLC, 1801 Main Street, Suite 1300, Houston, Texas 77002. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a unitholder of record receiving multiple copies of our proxy statement, you can request householding by contacting us in the same manner. If you own your common units through a bank, broker or other unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the unitholder of record.

EXHIBIT A

2009 OMNIBUS INCENTIVE COMPENSATION PLAN

1.	Introduction.

(a) Purpose of Plan. This Constellation Energy Partners LLC 2009 Omnibus Incentive Compensation Plan (the “Plan”) is intended to promote the interests of Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), by providing managers, officers, employees and consultants a means to develop a sense of ownership and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company and, in doing so, advance the interests of the Company and its unitholders. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

(b) Effective Date. This Plan shall become effective upon its approval by the unitholders of the Company, which date shall be referred to as the “Effective Date”. Except to the extent an Award is to be settled in cash according to its terms, no Award granted hereunder shall be effective unless and until such approval of the Plan occurs.

2.	Construction.

(a) Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Adoption Date” means April 28, 2009.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the immediately preceding two sentences, to the extent that Section 409A of the Code applies to Options or Unit Appreciation Rights granted under the Plan, the term “Affiliate” means all Persons with whom the Company could be considered a single employer under Section 414(b) or Section 414(c) of the Code substituting “50 percent” in place of “80 percent” in determining a controlled group of corporations under Section 414(b) of the Code and in determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code.

“Award” means an Option, Restricted Unit, Unit Grant, Notional Unit, Unit Appreciation Right, Performance Award or Other Unit-Based Award granted under the Plan, and shall include tandem any DERs granted with respect to a Notional Unit.

“Award Agreement” means the written agreement by which an Award shall be evidenced.

“Board” means the Board of Managers of the Company.

“CEG” means Constellation Energy Group, Inc., a Maryland corporation.

“Change in Control” means the occurrence of any of the following events:

(i) individuals who, on the Adoption Date, constitute the Board (the “Incumbent Managers”) cease for any reason to constitute at least a majority of the Board, provided, however, that any person becoming a Manager subsequent to the Adoption Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Managers then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Manager, without written objection to such nomination) shall be an Incumbent Manager; provided, however, that no individual initially elected or nominated as a Manager of the Company as a result of an actual or threatened election contest with respect to Managers or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Manager;

(ii) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that none of CEG or its Affiliates shall be deemed such a person unless CEG or any of its Affiliates shall after the date of this Agreement become the beneficial owner, directly or indirectly, of Company Voting Securities representing 33 1/3% or more of the Company Voting Securities then outstanding; and provided further, however, that, except with respect to CEG or any of its Affiliates, the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions (A) by the Company or any organization with respect to which the Company owns a majority of the outstanding equity interest or has the power to vote or direct the voting of sufficient securities to elect a majority of the Managers (or equivalent) (a “Subsidiary Company”), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Participant or any group of persons including Participant (or any entity controlled by Participant or any group of persons including Participant);

(iii) consummation of a reorganization, merger, consolidation, statutory equity exchange or similar form of business transaction involving the Company or any of its Subsidiary Companies (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the organization resulting from such Business Combination (the “Surviving Organization”), or (y) if applicable, the ultimate parent organization that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect managers or directors of the Surviving Organization (the “Parent Organization”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by equity interests into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Organization or the Parent Organization), is or becomes the beneficial owner, directly or indirectly, of 20% or more (the “Applicable Percentage”) of the total voting power of the outstanding voting securities eligible to elect managers or directors of the Parent Organization (or, if there is no Parent Organization, the Surviving Organization) except where such person held the Applicable Percentage of Company Voting Securities immediately prior to the consummation of the Business Combination and (C) at least a majority of the members of the board of managers or directors of the Parent Organization (or, if there is no Parent Organization, the Surviving Organization) following the consummation of the Business Combination were Incumbent Managers at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination that satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the equity holders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, except with respect to CEG or any of its Affiliates, a change in control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.

Solely with respect to any Award that is subject to Section 409A of the Code and to the extent that the definition of change in control under Section 409A applies to limited liability companies and affects federal income taxation of an affected Award, this definition is intended to comply with the definition of change in control under Section 409A of the Code and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change in Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan.

“Company Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Constellation Energy Partners LLC, as amended, and as it may be subsequently amended or restated from time to time.

“Consultant” means an individual, other than an Employee or a Manager, providing bona fide services to the Company or any of its Affiliates as a consultant or advisor, as applicable; provided, however, that (i) such individual is a natural person, (ii) such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company, and (iii) the grant of an Award to such Person could not reasonably be expected to result in adverse federal income tax consequences under Section 409A of the Code.

“DER” or “Distribution Equivalent Right” means a contingent right, granted in tandem with a specific Notional Unit or Restricted Unit, to receive an amount in cash or Units, as determined by the Committee, which cash or Units shall have a value equal to the cash distributions made by the Company with respect to a Unit during the period such tandem Award is outstanding.

“Disability” means that a Participant has been determined to be “disabled” under the Company’s long-term disability plan in effect at the time the participant ceases active employment with or services to the Company and its Affiliates or ceases active membership on the Board.

“Employee” means any employee of the Company or an Affiliate who performs services for the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Manager” means a member of the Board who is not an Employee.

“Notional Unit” means a notional Unit granted under the Plan that, upon vesting, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit. Whether cash or Units are received for Notional Units shall be determined in the sole discretion of the Committee and shall be set forth in the Award Agreement.

“Officer” means any Employee or other individual who performs services for the Company or an Affiliate in the capacity of an officer of the Company or an Affiliate.

“Option” means an option to purchase Units granted under the Plan.

“Other Unit-Based Award” means an Award granted pursuant to Section 6(f)(iii) of the Plan that is not otherwise specifically provided for in another paragraph of Section 6.

“Participant” means any Officer, Employee, Consultant or Manager granted an Award under the Plan.

“Performance Award” means an Award granted under the Plan that, if earned, shall be payable in cash, Units, or any combination thereof as determined by the Committee.

“Performance Goal” means one or more targeted levels of performance for a performance period based on one or more Performance Metrics.

“Performance Metric” means one or more of the following criteria: (a) total unitholder return; (b) return on assets, return on equity, or return on capital employed; (c) measures of profitability such as earnings per unit, corporate or business-unit net income, net income before extraordinary or one-time items, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net margins; (f) levels of operating expense or other expense items; (g) annual or multi-year operating plan; (h) safety; (i) annual or multi-year average production growth; (j) efficiency or productivity measures such as annual or multi-year absolute or per-unit operating and maintenance costs; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Committee; (l) specific performance goals for a particular job; (m) debt ratios or other measures of credit quality or liquidity; (n) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee; (o) distribution growth; (p) efficiencies and results of field operations or drilling program, including total wells/recompletions drilled, cost of wells, lease operating expenses, cycle time to hook up wells to flow and infrastructure improvements; and (q) or any other measure deemed appropriate by the Committee.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award is not transferable, remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Retirement” means retirement on or after the earliest retirement date permissible under the employee pension benefit plan or plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) that are (i) sponsored or maintained by the Company and (ii) intended to qualify for favorable federal income tax treatment under Section 401(a) of the Code.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“UAR” of “Unit Appreciation Right” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Units as determined in the sole discretion of the Committee and set forth in the Award Agreement.

“UDR” or “Unit Distribution Right” means a distribution made by the Company with respect to a Restricted Unit.

“Unit” means a Common Unit of the Company.

“Unit Grant” means an Award of an unrestricted Unit.

(b) Construction. In this Plan, unless a clear contrary intention appears, (a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Plan as a whole and not to any particular section or other subdivision, (b) reference to any section means such section hereof and (c) the words “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term.

3.	Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including performance requirements for such Award); (v) determine whether, to what extent and under what circumstances Awards may be settled, exercised, canceled or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant and any beneficiary of any Award.

4.	Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying any Award with respect to the Plan is 1,650,000. If any Award to be settled in Units according to its terms expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units (including Units retained by the Company pursuant to Section 8(b)(ii)), then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that cease to be subject to an Award because of the exercise of the Award, or the vesting of Restricted Units or similar Awards, shall no longer be subject to or available for any further grant under this Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that are to be settled solely in cash according to the terms of the Award.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units (i) acquired in the open market or (ii) from any Affiliate, the Company or any other Person, or any combination of the foregoing as determined by the Committee in its sole discretion.

(c) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event affects the Units, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Units subject to any Award shall always be a whole number; and provided further, that the Committee shall not take any action otherwise authorized under this subparagraph (c) to the extent that (i) such action would cause (A) the application of Section 409A of the Code to the Award or (B) create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award or (ii) except as permitted in Section 7(c), materially reduce the benefit to the Participant without the consent of the Participant.

5.	Eligibility.

Any Officer, Employee, Consultant or Manager shall be eligible to be designated a Participant by the Committee and receive Awards under the Plan.

6.	Awards.

(a) Options. The Committee shall have the authority to determine the Officers, Employees, Consultants and Managers to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted; provided, however, that such purchase price may not be less than 100% of its Fair Market Value as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, with the consent of the Committee, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, other securities or other property, or any combination thereof, having a fair market value (as determined by the Committee) on the exercise date equal to the relevant exercise price.

(iii) Forfeiture. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to the date an Option becomes vested, all unvested Options shall be forfeited by the Participant. Except as otherwise provided in the terms of the Award Agreement, if the Participant ceases employment with or services to the Company and its Affiliates (or ceases Board membership in the case of a Manager) prior to the lapse of the Option, the Option will lapse as follows:

(A) Termination Not For Retirement, Disability or Death – any unvested Option will lapse on the effective date of the Participant’s termination of employment with or services to the Company and its Affiliates or termination of Board membership and any vested Option will lapse on the earlier of (i) 90 days after the effective date of such termination or (ii) at the expiration of the Option; or

(B) Retirement, Disability or Death – any unvested Option will lapse on the effective date of the Participant’s Retirement, Disability or death and any vested Option will lapse on the earlier of (i) 60 months after the effective date of the Participant’s Retirement, Disability or death or (ii) at the expiration of the Option.

The Committee may in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(b) Restricted Units. The Committee shall have the authority to determine the Participants to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period relating thereto, the conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that (A) no UDRs are to be earned or paid with respect to such Restricted Units or (B) distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the grant agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.

(ii) DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units awarded the Participant shall be automatically forfeited on such termination. The Committee may in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(iv) Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

(c) Unit Grants. The Committee shall have the authority to make Unit Grants to Participants. Each Unit Grant shall constitute a transfer of a Unit without other payment therefor and that is not subject to transfer restriction or risk of forfeiture hereunder.

(d) Notional Units. The Committee shall have the authority to determine the Officers, Employees, Consultants and Managers to whom Notional Units shall be granted, the number of Notional Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Notional Units may become vested or forfeited, which may include the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Notional Units.

(i) DERs. To the extent provided by the Committee, in its discretion, a grant of Notional Units may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(ii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unvested outstanding Notional Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Notional Units.

(iii) Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Notional Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion. Unless provided otherwise in the Award Agreement, settlement shall be made in a single lump sum no later than the 15th day of the 3rd month following the date on which vesting occurs and the restrictions lapse. Should the Participant die before receiving all vested amounts payable hereunder, the balance shall be paid to the Participant’s estate by such date.

(e) Unit Appreciation Rights. The Committee shall have the authority to determine the Officers, Employees, Consultants and Managers to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Unit Appreciation Right shall be not less than 100% of its Fair Market Value as of the date of grant.

(ii) Vesting/Time of Payment. The Committee shall determine the time or times at which a Unit Appreciation Right shall become vested and exercisable and the time or times at which a Unit Appreciation Right shall be paid in whole or in part.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to vesting, all unvested Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights, in which case, such Unit Appreciation Rights shall be deemed vested upon termination of employment or service and paid as soon as administratively practical thereafter.

(f) Performance Awards. The Committee shall have the authority to determine the Participants to whom Performance Awards shall be granted and the conditions and limitations applicable to the Performance Award, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Metrics and related Performance Goals to be achieved (on an absolute or relative basis) during any performance period, the length of any performance period, the vesting criteria, the amount of any Performance Award and the amount of any payment to be made pursuant to any Performance Award. Which factor or factors are to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant. Performance Metrics and related Performance Goals need not be the same for all Participants, and Performance Metrics and related Performance Goals may be based on one or more of the business criteria enumerated in the definition of Performance Metrics as determined by the Committee.

(ii) Payment of Performance Awards. Performance Awards that become vested as of the close of the performance period shall, unless provided otherwise in the Award Agreement, be paid in a single lump sum no later than the 15th day of the 3rd month following the close of the performance period. Such payment(s) may be made in cash or Units as determined by the Committee.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to vesting, all unvested Performance Awards awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Performance Awards, in which case, a prorated portion of such Performance Awards shall be deemed vested upon termination of employment or service and paid in accordance with the provisions of Section 6(f)(ii) above.

(g) Other Unit-Based Awards. The Committee may grant to Participants Other Unit-Based Awards, which shall consist of an Award denominated or payable in, valued in whole or in part by references to or otherwise based on or related to, Units, in each case as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Unit-Based Award. An Other Unit-Based Award may be paid in cash, Units or any combination thereof as determined by the Committee.

(h) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. No Award shall be issued in tandem with another Award if the tandem Awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in Section 6(h)(ii)(C) below, each Award shall be exercisable or payable only to the Participant during the Participant’s lifetime, or to the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Section 6(h)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.

(iv) Unit Certificates. All certificates for Units or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws; the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any exercise price or tax withholding) is received by the Company.

(vii) Change in Control.

(A) Unless specifically provided otherwise in the Award Agreement, upon a Change in Control or such time prior thereto as established by the Committee, to the extent that (1) the Company does not survive as an independent organization and (2) any surviving or successor organization or any of its affiliates does not assume or continue the Awards substantially on the same terms, then, immediately prior to the Change in Control (or any earlier date related to the Change in Control and established by the Committee) all outstanding Awards shall automatically vest or become exercisable in full, as the case may be. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the target level.

(B) The Committee shall have the discretion to vary the definition of Change of Control in any Award Agreement.

(C) Except as otherwise provided in the Award Agreement, any positive “spread” (determined based on the Fair Market Value of Units on the payment date) on an Option or UAR that is or becomes fully vested and exercisable as of the date of a Change in Control (or any earlier date related to the Change in Control and established by the Committee) shall be paid in a single payment in Units, or cash or other property, or any combination of Units and cash and other property, as determined by the Committee. Except as otherwise provided in the Award Agreement, any Award of time-based Notional Units or Restricted Units that pursuant to this Section 6(h)(vii) are deemed to have the applicable Restriction Period lapse as of the date of a Change in Control (or any earlier date related to the Change in Control and established by the Committee), shall be settled by (i) issuance of unrestricted Units based on the number of Units that were subject to the Award on the date of grant of the Award or (ii) payment of cash and/or other property equal to the Fair Market Value of a Unit on the payout date for each Notional Unit or Restricted Unit or (iii) any combination of payouts under clauses (i) and (ii) of this sentence, as determined by the Committee. Except as otherwise provided in the Award Agreement, any Award of performance-based Notional Units or Restricted Units that pursuant to this Section 6(h)(vii) are deemed to have the applicable Restriction Period lapse and to have all applicable performance criteria achieved at the target level as of the date of a Change in Control (or any earlier date related to the Change in Control and established by the Committee), shall be settled by (i) issuance of unrestricted Units based on the number of Units that were subject to the Award as established on the date of grant of the Award, prorated based on the number of complete months of the Restricted Period that have elapsed as of the payment date, and assuming that target performance was achieved or (ii) payment of cash and/or other property equal to the Fair Market Value of a Unit on the payout date for each Notional Unit or Restricted Unit that is payable under clause (i) of this sentence or (iii) any combination of payouts under clauses (i) and (ii) of this sentence, as determined by the Committee. Except as otherwise provided in the Award Agreement or determined by the Committee, any Performance Award that pursuant to this Section 6(h)(vii) is deemed to have all applicable performance criteria achieved at the target level as of the date of a Change in Control (or any earlier date related to the Change in Control and established by the Committee), shall be paid in cash, prorated based on the number of complete months of the performance period that have elapsed as of the payment date, and assuming that target-level performance was achieved. Any accelerated payout pursuant to this Section 6(h)(vii) shall be made in a single payment within 30 days after the date of the Change in Control.

(D) To the extent an Option or UAR is not vested or exercisable, or a Notional Unit or Restricted Unit does not vest, pursuant to the preceding provisions of this Section 6(h)(vii) or the Award Agreement therefor upon the Change in Control, the Committee may, in its discretion, cancel such Award or provide for an assumption of such Award or a replacement grant on substantially the same terms; provided, however, upon any cancellation of an Option or UAR that has a positive “spread” or a Notional Unit or Restricted Unit, the holder shall be paid an amount in Units or cash and/or other property or any combination of cash and other property, as determined by the Committee, equal to (1) such “spread” if an Option or UAR or (2) the Fair Market Value of a Unit, if a Notional Unit or Restricted Unit. Such payment shall be made within 30 days after the date of the Change in Control.

(viii) Payment of DERs and UDRs. Except as otherwise provided in the Award Agreement, DERs and UDRs that are not subject to any restrictions shall be currently paid to the Participant at the time of the distribution are made to unitholders. Except as otherwise provided in the Award Agreement, to the extent DERs or UDRs are subject to any restrictions, such amounts shall be paid to the Participant in a single lump sum no later than the 15th day of the 3rd month following the date on which vesting occurs and the restrictions lapse. Should the Participant die before receiving all vested amounts hereunder, the balance shall be paid to the Participant’s estate by such date.

(ix) Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, any Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A should that Code section apply to the Award. If any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and pronouncements, that Plan provision or Award will be reformed to the extent reformation would avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award or to require the Participant’s consent.

(x) Section 409A Limits on Payments to Specified Employees. Notwithstanding any other provision of the Plan or an Award to the contrary, if a Participant is a “key employee,” as defined in Section 416(i) of the Code (without regard to paragraph 5 thereof) and Units of the Company or of any Affiliate are publicly traded on an established securities market or otherwise, except to the extent permitted under Section 409A of the Code, no benefit or payment that is subject to Section 409A of the Code (after taking into account all applicable exceptions to Section 409A of the Code, including to the exceptions for short-term deferrals and for “separation pay only upon an involuntary separation from service”) shall be made under this Plan or the affected Award granted thereunder on account of the Participant’s “separation from service,” as defined in Section 409A of the Code, until the later of the date prescribed for payment in this Plan or the affected Award granted thereunder and the 1st day of the 7th calendar month that begins after the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant). Unless otherwise provided in the Award, any amount that is otherwise payable within the delay period described in the immediately preceding sentence will be aggregated and paid in a lump sum without interest.

7.	Amendment and Termination.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board may amend, alter, suspend, discontinue or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any member, Participant, other holder or beneficiary of an Award, or other Person.

(b) Amendments to Awards Subject to Section 7(a). The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted; provided, however, that no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4(c) of the Plan) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to Participants under the Plan or such Award.

8.	General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding.

(i) The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable at the minimum statutory rate in respect of the grant of an Award, its exercise, the lapse of restrictions thereon or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(ii) Unless otherwise provided to the contrary in an Award Agreement, all Units to be issued under an Award shall be net of tax withholding, such that the tax withholding obligation of the Participant in respect of such Units is satisfied through the retention by the Company of such number of Units with a Fair Market Value equal to the tax withholding obligation.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue as a consultant, or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(k) Participation by Affiliates. In making Awards to Consultants engaged by and Employees employed by an Affiliate, the Committee shall be acting on behalf of the Affiliate, and to the extent the Company has an obligation to reimburse such Affiliate for compensation paid to Consultants and Employees for services rendered for the benefit of the Company, such payments or reimbursement payments may be made by the Company directly to the Affiliate.

(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m) No Guarantee of Tax Consequences. None of the Board, the Company, nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

9.	Term of the Plan.

Once effective pursuant to Section 1(b), the Plan shall remain effective until the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Constellation Energy®

Partners LLC

MR A SAMPLE DESIGNATION (IF ANY)

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Managers recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR Proposal 3.

1. Election of Managers:

01 - Richard H. Bachmann

For

Withhold

02 - Richard S. Langdon

For

Withhold

03 - John N. Seitz

For

Withhold

+

2. Approval of the Constellation Energy Partners LLC 2009 Omnibus Incentive Compensation Plan.

For

Against

Abstain

3. Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2009.

For

Against

Abstain

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Constellation Energy®

Partners LLC

Proxy — Constellation Energy Partners LLC

The undersigned hereby appoints Stephen R. Brunner and Charles C. Ward, or each of them, with or without the other, proxies, with full power of substitution, to vote all common units that the undersigned is entitled to vote at the 2009 Annual Meeting of Unitholders of Constellation Energy Partners LLC to be held on December 1, 2009, and all adjournments and postponements thereof on all matters that may properly come before the annual meeting.

Your common units will be voted as directed on this card. If this card is signed and no direction is given for any item, they will be voted in favor of all items.

Please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

If you have any comments or a change of address, mark on the reverse side.

(Continued and to be voted on reverse side)

SEE REVERSE SIDE